UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒      Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
Five Below, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Five Below, Inc.

701 Market Street

Suite 300

Philadelphia, PA 19106

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the Annual Meeting of Shareholders of Five Below, Inc. at 8:00 a.m. Eastern Daylight Time on Tuesday, June 16, 2026.

The Annual Meeting will be held as a virtual meeting via live audio webcast. We believe that a virtual meeting will provide meaningful shareholder access and participation.

To attend and participate in the Annual Shareholder Meeting, shareholders must register in advance at http://www.proxyvote.com prior to the deadline of 11:59 pm EDT on June 11, 2026. Upon completing registration, shareholders may attend and participate in the meeting by visiting https://www.virtualshareholdermeeting.com/FIVE2026 and entering their 16 digit control number.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement.

At this year’s Annual Meeting, you will be asked to elect as directors the nine nominees named in the attached Proxy Statement, ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2027, cast an advisory (non-binding) vote approving the Company’s named executive officer compensation and vote on a shareholder proposal requesting that provisions in the Company’s governance documents requiring greater than a simple majority shareholder vote be changed to a simple majority vote standard.

Your vote is important. Please mark, sign, date, and return the accompanying proxy card or voting instruction form in the postage-paid envelope or instruct us by telephone or via the internet as to how you would like your shares voted. Instructions are included on the proxy card and voting instruction form.

Sincerely,

Michael F. Devine, III

Chair of the Board

Philadelphia, Pennsylvania

May 1, 2026

Notice of Annual Meeting of Shareholders

To Be Held on June 16, 2026

8:00 a.m. Eastern Daylight Time

To the Shareholders of Five Below, Inc.:

Notice is hereby given that the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Five Below, Inc. (the “Company”) will be held as a virtual meeting via live audio webcast:

1. To elect nine directors to hold office until the 2027 annual meeting of shareholders and until their respective successors have been duly elected and qualified;

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending January 30, 2027;

3. To hold an advisory (non-binding) vote to approve the Company’s named executive officer compensation;

4. To vote on a shareholder proposal requesting that provisions in the Company’s governance documents requiring greater than a simple majority shareholder vote be changed to a simple majority vote standard; and

To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

To attend and participate in the Annual Shareholder Meeting, shareholders must register in advance at http://www.proxyvote.com prior to the deadline of 11:59 pm EDT on June 11, 2026. Upon completing registration, shareholders may attend and participate in the meeting by visiting https://www.virtualshareholdermeeting.com/FIVE2026 and entering their 16 digit control number.

The board of directors has fixed the close of business on April 17, 2026 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card, or if you prefer, please follow the instructions on the enclosed proxy card for voting by internet or by telephone, whether or not you plan to attend the meeting in person.

By order of the board of directors,

Kristen D. Han

Assistant Secretary

Philadelphia, Pennsylvania

May 1, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 16, 2026:

Our official Notice of Annual Meeting of Shareholders, Proxy Statement and 2025 Annual Report, including our Form 10-K for fiscal year 2025, are available electronically at http://investor.fivebelow.com/.

We operate on a fiscal calendar widely used by the retail industry that results in a given fiscal year consisting of a 52- or 53-week period ending on the Saturday closest to January 31st of the following year. References to “fiscal year 2026” or “fiscal 2026” refer to the period from February 1, 2026 to January 30, 2027, which consists of a 52-week fiscal year. References to “fiscal year 2025” or “fiscal 2025” refer to the period from February 2, 2025 to January 31, 2026, which consists of a 52-week fiscal year. References to “fiscal year 2024” or “fiscal 2024” refer to the period from February 4, 2024 to February 1, 2025, which consists of a 52-week fiscal year. References to “fiscal year 2023” or “fiscal 2023” refer to the period from January 29, 2023 to February 3, 2024, which consists of a 53-week fiscal year.

-i-

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For information regarding the Company’s fiscal 2025 performance, please review the Company’s Annual Report to shareholders for the fiscal year ended January 31, 2026. As used herein, “Five Below,” the “Company,” “we,” “us,” “our” or “our business” refers to Five Below, Inc. (collectively with its wholly owned subsidiary), except as expressly indicated or the context otherwise requires. As used herein, references to “crew” refer to our employees.

ANNUAL MEETING OF SHAREHOLDERS

Time and Date	Record Date
8:00 a.m. Eastern Daylight Time June 16, 2026	April 17, 2026

Place	Number of Common Shares Eligible to Vote at the Meeting as of the Record Date
Virtual meeting only (details below)	55,294,929

The Annual Meeting will be held as a virtual meeting via live audio webcast. We believe that a virtual meeting will provide meaningful shareholder access and participation and also protect the health and safety of our shareholders, crew, and other stakeholders.

To attend and participate in the Annual Shareholder Meeting, shareholders must register in advance at http://www.proxyvote.com prior to the deadline of 11:59 pm EDT on June 11, 2026 and follow the applicable instructions below.

If you are a registered or beneficial holder, you may participate in our 2026 Annual Meeting by visiting https://www.virtualshareholdermeeting.com/FIVE2026 and entering the 16 digit control number located on your Notice of Internet Availability of Proxy Materials or proxy card.

If you hold your shares beneficially through a bank or broker, you may participate in our 2026 Annual Meeting by visiting https://www.virtualshareholdermeeting.com/FIVE2026 and entering the 16 digit control number located on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. Please follow the instructions from your bank, broker or nominee included with these proxy materials, or contact your bank, broker or nominee to request a control number if needed.

There will be technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in by 7:45 a.m. EDT on June 16, 2026, so that any technical difficulties may be addressed before the annual meeting live audio webcast begins. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.

SUMMARY VOTING MATTERS

Matter	Board Recommendation	Page Reference (for more Detail)
Election of Directors	FOR each director nominee	64
Ratification of Independent Registered Public Accounting Firm	FOR	65
Advisory (non-binding) vote to approve the Company’s Named Executive Officer compensation	FOR	67
Vote on a shareholder proposal requesting a simple majority vote standard	AGAINST	68

BOARD NOMINEES

The following table provides summary information about each director nominee. At the Annual Meeting, directors will be elected by a majority of votes cast for each director nominee.

	Director Since		Committee Membership*
Name, Age		Principal Occupation	AC	TCC	NCGC

Winnie Y. Park, 55	2024	Chief Executive Officer and President of Five Below

Karen Bowman, 62	2024	Former Principal and Global Boardroom and Executive Program Leader, Deloitte

Michael F. Devine, III, 67	2013	Former Executive Vice President and Chief Financial Officer of Coach, Inc.

Dinesh S. Lathi, 55	2018	Senior Operating Partner, Francisco Partners Operating Executives

Robert Lynch, 49	—	Chief Executive Officer of Shake Shack

Richard L. Markee, 72	2016	Former Chairman of Vitamin Shoppe, Inc.

Ronald L. Sargent, 70	2004	Chair of the board of directors of The Kroger Co.

Mimi E. Vaughn, 60	2023	President and Chief Executive Officer of Genesco, Inc.

Zuhairah S. Washington, 48	2020	Senior Vice President and General Manager at Zillow Group

* AC Audit Committee	TCC	Talent and Compensation Committee

NCGC Nominating and Corporate Governance Committee		Chair of the Committee

PROXY STATEMENT

FOR 2026 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 16, 2026

This Proxy Statement is being furnished together with our Annual Report for the fiscal year ended January 31, 2026 in connection with the solicitation of proxies for the Annual Meeting of Shareholders of Five Below, Inc. on June 16, 2026 (the “Annual Meeting”), and any postponements or adjournments of the meeting. On or about May 1, 2026, we will mail to each of our shareholders (other than those who previously requested electronic delivery or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet and how to submit a proxy electronically using the internet.

FREQUENTLY ASKED QUESTIONS

When and where will the meeting take place?

The Annual Meeting will be held virtually only, via live audio webcast, on Tuesday, June 16, 2026, at 8:00 a.m. Eastern Daylight Time.

Why did I receive only a Notice of Internet Availability of Proxy Materials?

As permitted by the Securities and Exchange Commission (the “SEC”), the Company is furnishing to shareholders its notice of the Annual Meeting (the “Notice”), this Proxy Statement and the 2025 Annual Report primarily over the internet. On or about May 1, 2026, we will mail to each of our shareholders (other than those who previously requested electronic delivery or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access and review the proxy materials via the internet and how to submit a proxy electronically using the internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.

We believe the delivery options that we have chosen will allow us to provide our shareholders with the proxy materials they need, while minimizing the cost of the delivery of the materials and the environmental impact of printing and mailing paper copies.

What is the purpose of this meeting and these materials?

We are providing these proxy materials in connection with the solicitation on behalf of our board of directors of proxies to be voted at the Annual Meeting and any adjournments or postponements of the meeting.

At the Annual Meeting, you will be asked to vote on the following matters:

•	a proposal to elect nine directors to hold office until the 2027 annual meeting of shareholders and until their respective successors have been duly elected and qualified (Proposal No. 1);

•	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year ending January 30, 2027 (Proposal No. 2);

•	an advisory (non-binding) vote to approve our Named Executive Officer compensation (Proposal No. 3);

•

a shareholder proposal requesting that provisions in the Company’s governance documents requiring greater than a simple majority shareholder vote be changed to a simple majority vote standard, if properly presented (Proposal No. 4); and

•	any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

What are the voting recommendations of the board of directors on these matters?

The board of directors recommends that you vote your shares as follows:

•	FOR each of the board’s nine nominees for the board of directors (Proposal No. 1);

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year ending January 30, 2027 (Proposal No. 2);

•	FOR the approval, on an advisory basis, of our Named Executive Officer compensation (Proposal No. 3); and

•	AGAINST the shareholder proposal requesting a simple majority shareholder vote standard in our governance documents (Proposal No. 4).

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is April 17, 2026. You have one vote for each share of our common stock that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a bank, broker, or other intermediary. As of that date, there were 55,294,929 shares of common stock outstanding entitled to vote. There is no other class of voting securities outstanding.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered to be the shareholder of record with respect to those shares, and we have sent the Notice of Internet Availability directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker, or intermediary (which is considered to be the shareholder of record with respect to those shares). As a beneficial owner, you have the right to direct your bank, broker, or intermediary on how to vote and are also invited to attend the Annual Meeting, though you may be required to show a brokerage statement or account statement reflecting your stock ownership as of the record date. Your bank, broker, or intermediary has sent you a voting instruction card for you to use in directing the bank, broker, or intermediary regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.

Most of our shareholders hold their shares through a bank, broker, or other intermediary (that is, in “street name”) rather than directly in their own name.

What options are available to me to vote my shares?

Whether you hold shares directly as the shareholder of record or through a bank, broker, or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:

You may vote via the internet.

•

If you received a Notice of Internet Availability by mail, you can submit your proxy or voting instructions over the internet by following the instructions provided in the Notice of Internet Availability;

•

If you received a Notice of Internet Availability or proxy materials by email, you may submit your proxy or voting instructions over the internet by following the instructions included in the email; or

•

If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the internet by following the instructions on the proxy card or voting instruction form.

You may vote via the telephone.

•

If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

•

Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker, or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

You may vote by mail. If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

You may vote during the virtual meeting. All shareholders of record may vote at the virtual Annual Meeting. For information about how to attend and vote at the meeting, review the question below titled “What do I need to do if I intend to attend the virtual Annual Meeting?”

If you hold your shares beneficially through a bank or broker and you wish to vote during the meeting, you must follow the instructions provided in response to the question below titled “What do I need to do if I intend to attend the virtual Annual Meeting?”

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.

What if I don’t vote for some of the items listed on my proxy card or voting instruction card?

If you properly execute and return your proxy card but do not mark selections, your shares will be voted in accordance with the recommendations of our board of directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in street name through a bank, broker, or other intermediary and do not give voting instructions to the bank, broker, or intermediary, the bank, broker, or other intermediary will have the discretion to vote your uninstructed shares on “routine” matters (sometimes referred to as “broker discretionary voting”), such as the ratification of the selection of accounting firms, but do not have discretion to vote on “non-routine” matters, such as the election of directors. For instance, if you are a beneficial owner and hold your shares in street name, but do not give your bank, broker, or other intermediary instructions on how to vote your shares with respect to the election of directors, no votes will be cast on your behalf.

If you do not provide voting instructions to your broker, and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting will be considered to be represented for purposes of determining a quorum but generally will not be considered to be entitled to vote with respect to that proposal. Broker non-votes are not counted as votes cast in the tabulation of the voting results with respect to proposals that require a majority of the votes cast and will therefore not have an effect on the outcome of the vote.

How is a quorum determined?

The representation, in person or by proxy, of holders entitled to cast at least a majority of the votes entitled to be cast at the Annual Meeting constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at the Annual Meeting. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the shareholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.

What vote is required to approve each proposal at the Annual Meeting?

Proposal		Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1—	Election of Directors	Majority of Votes Cast for each	No

Proposal No. 2—	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes

Proposal No. 3—	Advisory Vote Related to Named Executive Officer Compensation	Majority of Votes Cast	No

Proposal No. 4—	Vote on a shareholder proposal requesting a simple majority vote standard in our governance documents, if properly presented	Majority of Votes Cast	No

With respect to Proposal No. 1, you may vote FOR, AGAINST or ABSTAIN with respect to each director nominee. Any nominees receiving more FOR votes than AGAINST votes with respect to such nominee will be elected. Proxies may not be voted for more than nine directors and shareholders may not cumulate votes in the election of directors.

With respect to Proposal Nos. 2, 3 and 4, you may vote FOR, AGAINST or ABSTAIN.

If you abstain from voting on Proposal Nos. 2, 3 or 4, your shares will be counted as present and entitled to vote on each such matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast and will not have an effect on the outcome of the vote.

Can I change my vote or revoke my proxy?

Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

•	Submitting to our Corporate Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	Timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by internet, telephone or mail will be counted); or

•

Attending the virtual Annual Meeting and voting during the meeting; however, attendance at the Annual Meeting will not by itself constitute a revocation of a proxy. See above regarding the special steps required to vote during the virtual meeting.

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker, or intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker, or intermediary. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker, or intermediary, giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting during the meeting.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other than Proposals 1, 2, 3 and 4 included herein. If any other matters are properly presented at the Annual Meeting, the persons named as proxies in the enclosed proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Is a list of shareholders available?

The names of shareholders of record entitled to vote at the Annual Meeting will be available for review by shareholders at the Annual Meeting.

Where can I find the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our board of directors and we will bear the costs of the solicitation. This solicitation is being made by mail and through the internet, but also may be made by telephone or in person. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes. In addition, we have retained Okapi Partners LLC to assist in the solicitation of proxies at a solicitation fee of $16,500, plus related reasonable out-of-pocket expenses and any variable fees for additional services, as applicable.

What do I need to do if I intend to attend the virtual Annual Meeting?

Attendance at the Annual Meeting will be limited to shareholders as of the record date or their duly-appointed proxies.

To attend and participate in the Annual Shareholder Meeting, shareholders must register in advance at http://www.proxyvote.com prior to the deadline of 11:59 pm EDT on June 11, 2026 and follow the applicable instructions below.

If you are a registered or beneficial holder, you may participate in the Annual Meeting by visiting https://www.virtualshareholdermeeting.com/FIVE2026 and entering the 16 digit control number located on your Notice Regarding the Availability of Proxy Materials or proxy card.

If you hold your shares beneficially through a bank or broker, you may participate in the Annual Meeting by visiting https://www.virtualshareholdermeeting.com/FIVE2026 and entering the 16 digit control number located on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form. Please follow the instructions from your bank, broker or nominee included with these proxy materials, or contact your bank, broker or nominee to request a control number if needed.

There will be technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting live audio webcast. Please be sure to check in by 7:45 a.m. EDT on June 16, 2026, so that any technical difficulties may be addressed before the Annual Meeting live audio webcast begins. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.

Can I ask questions at the Annual Meeting?

We welcome questions from shareholders related to the matters under consideration at the meeting. During the meeting shareholders may submit questions through the Questions pane on the meeting platform. Each questioner is limited to a total of two questions.

BOARD OF DIRECTORS

Our bylaws provide that the number of members of our board of directors shall be determined by our board from time to time. The size of our board is currently set at 10 members and will be reduced to nine members, effective as of the Annual Meeting.

At the Annual Meeting, shareholders will elect nine directors to hold office for a one-year term, until our 2027 annual meeting of shareholders. Unless otherwise specified in the proxy, the shares voted pursuant thereto will be cast for each of the nominees listed below. If, for any reason, at the time of election any of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for a substitute nominee, who would be recommended by our board of directors. Our board of directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

The following biographical information is furnished as to each of the nominees.

Nominees for Election to the Board of Directors for a Term Expiring at the 2027 Annual Meeting

Winnie Y. Park. Ms. Park, 55, joined Five Below as our Chief Executive Officer and as a director in December 2024. She previously served as Chief Executive Officer of Forever 21 from January 2022 to December 2024. Prior to that, Ms. Park was Chief Executive Officer of Paper Source, Inc. from 2015 to 2021. In March 2021, Paper Source filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the Eastern District of Virginia and was subsequently acquired by an affiliate of Elliott Investment Management. Earlier in her career, Ms. Park served as Executive Vice President, Global Marketing and Ecommerce, and Vice President, GMM, Merchandising at Duty Free Shoppers (DFS), a division of LVMH, and held roles at Levi Strauss & Co. and McKinsey & Company. Ms. Park also served on the Board of Directors of Dollar Tree, Inc. from 2020 to 2024. The breadth of her leadership experience, especially her merchandising expertise, customer acumen, strong global background, and how she values people and champions organizational culture, led to the conclusion that Ms. Park should serve as a director of Five Below.

Karen Bowman. Ms. Bowman, 62, has served as a director since January 2024. She previously served as a member of the Deloitte US board of directors from 2018-2024 and the Deloitte Consulting board of directors from 2011-2016. She also led the Deloitte Global Boardroom and Executive Programs from 2021-2024, served as the Deloitte US Vice Chairman and National Sector leader for Transportation, Hospitality and Services from 2015-2021, and served as the Deloitte US Vice Chairman and National Sector leader for Automotive from 2019-2024. Prior to Deloitte, Ms. Bowman served as the General Counsel and Corporate Secretary for Convergys Corporation from 2007-2011 and the President of Convergys Employee Care business from 1999-2007. She was previously barred in the States of Ohio and Michigan and practiced in the areas of litigation, complex business restructuring and mergers & acquisitions. She has more than 36 years of professional and consulting experience across a broad range of industries, with specific focus on consumer industries. Ms. Bowman’s senior leadership experience spanning diverse industries, with a keen focus on the consumer industry, led to the conclusion that she should serve as a director of Five Below.

Michael F. Devine, III. Mr. Devine, 67, has served as a director since March 2013. Mr. Devine is the former Executive Vice President and Chief Financial Officer of Coach, Inc. Mr. Devine served as Chief Financial Officer at Coach, Inc. since December 2001 and Executive Vice President and Chief Financial Officer since August 2007 until his retirement in August 2011. Mr. Devine previously served as the Chairman of the Board of Deckers Outdoor Corporation from October 2019 until May 2025, in addition to serving on the audit committee and talent and compensation committee during his 14 years of board service. Prior to that, Mr. Devine served as a director and member of the audit committee of both Express, Inc. and Nutrisystem, Inc. and as a director of Talbots and Sur La Table. Mr. Devine’s extensive experience in the retail industry, as both an executive officer and director, led to the conclusion that he should serve as a director of Five Below.

Dinesh S. Lathi. Mr. Lathi, 55, has served as a director since March 2018. Mr. Lathi is a Senior Operating Partner at Francisco Partners Operating Executives, a position that he has held since March 2023. He currently serves as a director of Evite, The Weather Company and MyFitnessPal and also served as the interim CEO of MyFitnessPal and RugsUSA, all of which are, or were, portfolio companies of Francisco Partners. He previously served as an independent director of Interior Logic Group, a Blackstone portfolio company, from July 2021 to December 2025, including as Chairman of the board from November 2023 to December 2025. He also served as a director and non-executive Chairman of Tailored Brands from April 2017 to April 2019, and as Chief Executive Officer from April 2019 to March 2021. In August 2020, Tailored Brands, Inc. filed for Chapter 11 bankruptcy protection and, under Mr. Lathi’s leadership as CEO, emerged from such protection in December 2020. Prior to Tailored Brands, he held various roles at One Kings Lane, an e-commerce home decor site, including board director, CEO, COO and CFO. Prior to One Kings Lane, Mr. Lathi was a Vice President at eBay. Mr. Lathi’s 20 plus years of leadership experience in the technology and consumer space led to the conclusion that he should serve as a director of Five Below.

Robert Lynch. Mr. Lynch, 49, has served as Shake Shack’s Chief Executive Officer and as a member of its Board of Directors since May 2024. Prior to Shake Shack, Mr. Lynch served as President and Chief Executive Officer of Papa John’s International, Inc. since August 2019. Prior to joining Papa John’s, Mr. Lynch served in multiple positions within Arby’s Restaurant Group, Inc., including as President from August 2017 to August 2019 and Brand President and Chief Marketing Officer from September 2013 to August 2017. From 2012 until August 2013, Mr. Lynch served as Vice President of Marketing at Taco Bell. He also held senior roles at H.J. Heinz Company and Procter & Gamble. Mr. Lynch served on the board of directors at Kontoor Brands, Inc. (NYSE: KTB) from March 2021 to April 2026. Mr. Lynch is a graduate of the University of Rochester, where he obtained his BA and MBA. Mr. Lynch’s current and prior leadership of major consumer brands demonstrates substantial expertise in consumer marketing and multi-unit operations and led to the conclusion that he should serve as a director of Five Below.

Richard L. Markee. Mr. Markee, 72, has served as a director since May 2016. Mr. Markee has served as a director of Macy’s, Inc. since April 2024. Previously, Mr. Markee served in various leadership positions at Vitamin Shoppe, Inc., including as Non-Executive Chairman from January 2016 to June 2016 and from April 2007 to September 2009, Executive Chairman from April 2011 to January 2016 and Chief Executive Officer and Chairman of the Board from September 2009 to April 2011. He held senior management positions at Toys “R” Us, Inc. from 1998 through November 2006, including Vice Chair of Toys “R” Us, Inc. and President of the Babies “R” Us and the Toys “R” Us U.S. and international operation divisions from August 2004 through November 2006. Mr. Markee previously served as a director of Collective Brands, Inc., The Sports Authority, Inc., Dorel Industries and Toys “R” Us. Mr. Markee’s extensive experience in the retail industry led to the conclusion that he should serve as a director of Five Below.

Ronald L. Sargent. Mr. Sargent, 70, has served as a director since 2004. Mr. Sargent has served as Chairman of the Kroger Co. since March 2025, and served as interim Chief Executive Officer from March 2025 to February 2026. He previously served as Lead Director, Chairman of the governance committee and as a member of the audit and public responsibilities committees. Mr. Sargent also served as the Chief Executive Officer of Staples, Inc., an office supply company, from 2002 to June 2016 and as Chairman of its board of directors from 2005 to January 2017. Mr. Sargent currently serves as a director of Wells Fargo & Co., where he serves as the Chairman of the human resources committee and as a member of the governance and nominating committee and the audit committee. Mr. Sargent previously served as a director of The Home Depot, Inc. and Mattel, Inc. Mr. Sargent’s experience as an executive officer and director of Staples, Inc. as well as his extensive experience in the retail industry led to the conclusion that he should serve as a director of Five Below.

Mimi E. Vaughn. Ms. Vaughn, 60, has served as a director since September 2023. Ms. Vaughn is currently President, Chief Executive Officer and Chair of the board of directors of Genesco Inc. (NYSE: GCO), the parent company of teen retail leader Journeys. Ms. Vaughn joined Genesco in September 2003 as vice president of strategy and business development. She was named senior vice president, strategy and business development in October 2006, senior vice president of strategy and shared services, including information technology and human resources, in April 2009 and senior vice president – finance and chief financial officer in February 2015. In May

2019, Ms. Vaughn was named senior vice president and chief operating officer and continued to serve as senior vice president-finance and chief financial officer until her successor was appointed in June 2019. In October 2019, Ms. Vaughn was appointed to become president and chief executive officer of Genesco, effective February 2, 2020, and was appointed as a director of Genesco, effective October 30, 2019. Prior to joining Genesco, Ms. Vaughn was executive vice president of business development and marketing, and acting chief financial officer from 2000 to 2001, for Link2Gov Corporation in Nashville. From 1993 to 1999, she was a consultant at McKinsey & Company in Atlanta. Ms. Vaughn’s senior leadership experience in multi-brand specialty retail, with a particular focus on the teen customer, led to the conclusion that she should serve as a director of Five Below.

Zuhairah S. Washington. Ms. Washington, 48, has served as a director since September 2020. Ms. Washington has served as a senior vice president and general manager at Zillow Group since December 2024. From July 2023 to December 2024, Ms. Washington served as President and Chief Executive Officer at Otrium, a purpose-driven online marketplace for designer outlet fashion brands, where she also served as President and Chief Operating Officer from October 2021 to July 2023. Prior to Otrium, Ms. Washington was SVP and Global Head of Strategic Partners, Lodging and Vacation Rentals at Expedia Group, whose brands include Expedia, Hotels.com, Orbitz and VRBO, from January 2019 to August 2021. Prior to joining Expedia, Ms. Washington was at Egon Zehnder, a global management consulting and executive search firm, from 2018 to 2019, and Uber, where she grew businesses from startup to scale and ran one of the top five U.S. markets, from 2013 to 2018. She also founded Kahnoodle, which was named to Entrepreneur Magazine’s 100 Brilliant Companies of 2012. In addition, Ms. Washington served as a director of Olo, an e-commerce platform for the restaurant industry, from 2020 to July 2025. Ms. Washington earned a joint graduate degree: a JD from Harvard Law School and an MBA from Harvard Business School, and graduated magna cum laude from UCLA with a BA in political science and public policy. In March of 2020, she was named as one of the 100 Most Influential Black Executives in Corporate America by Savoy Magazine. Ms. Washington’s senior leadership experience with large-scale, growing technology companies led to the conclusion that she should serve as a director of Five Below.

In addition to the information presented above regarding each nominee’s specific experiences, qualifications, attributes and skills, we believe that all of our nominees have a reputation for integrity and adherence to high ethical standards. Each of our nominees has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our board. Finally, we value our nominees’ experience on other company boards and board committees.

There are no family relationships among any of our directors, nominees or executive officers.

Kathleen S. Barclay and Thomas M. Ryan, current members of our board of directors, are retiring from the board of directors when their terms expire at the Annual Meeting.

Summary of Qualifications and Demographics Director Nominees

The table below summarizes the specific qualifications, attributes, skills, experience and demographics of each nominee. These are what led our board of directors to conclude that the nominee is qualified to serve on our board of directors. As to the knowledge, skills and experience section, while each nominee is generally knowledgeable in each of these areas, an “X” in the chart below indicates that the item is a specific qualification, attribute, skill or experience that each nominee brings to our board of directors. The lack of an “X” for a particular item does not mean that the nominee does not possess that qualification, attribute, skill or experience.

Branding Experience	X		X		X	X	X	X	X
Entrepreneurial	X	X	X	X	X	X	X		X
Distribution/Logistics Experience	X		X		X		X
Retail Experience	X	X	X	X	X	X	X	X	X
Sales and Marketing Experience	X			X	X	X	X	X	X
Financial Literacy and Experience	X	X	X	X	X	X	X	X	X
Public Company Management Experience	X	X	X	X	X	X	X	X	X
Risk Oversight Experience	X	X	X	X	X	X	X	X
Technology (Consumer, Cybersecurity, Big Data, Social, Artificial Intelligence)	X	X	X	X	X			X	X
Demographic Self-Identification
African American or Black									X
Alaskan Native or Native American
Asian	X			X
Hispanic
Native Hawaiian or Pacific Islander
White		X	X		X	X	X
Two or More Races or Ethnicities								X
LGBTQ+
Gender Self-Identification
Female	X	X						X	X
Male			X	X	X	X	X
Years	<2	3	13	8	—	9	22	3	5

Board Composition

Our business and affairs are managed under the direction of our board of directors, which currently consists of 10 members. Our articles of incorporation and bylaws currently provide that our board of directors will consist of a number of directors, not less than three nor more than fourteen, to be fixed exclusively by resolution of the board of directors.

Each director is elected for a one-year term, and each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, retirement, disqualification or removal. Any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the directors then in office.

Director Independence

Our board of directors observes all applicable criteria for independence established by The Nasdaq Stock Market LLC and other governing laws and applicable regulations. No director or nominee will be deemed to be independent unless our board of directors determines that the director or nominee has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Devine, Kim (who ceased service as a director in June 2025), Lathi, Lynch, Markee, Ryan and Sargent and Mses. Barclay, Bowman, Vaughn and Washington are (or were, in the case of Mr. Kim) independent as defined under the corporate governance rules of The Nasdaq Stock Market LLC. Of these independent directors and nominees, our board has determined that: (i) Mses. Bowman and Washington and Messrs. Lathi and Markee, who comprise our audit committee; (ii) Mses. Barclay, Vaughn and Washington and Mr. Sargent, who comprise our talent and compensation committee; and (iii) Mses. Barclay, Bowman and Vaughn and Messrs. Ryan and Sargent, who comprise our nominating and corporate governance committee, each satisfy the independence standards for those committees established by the applicable rules and regulations of the SEC and The Nasdaq Stock Market LLC.

Board Leadership Structure and Board’s Role in Risk Oversight

Our board of directors has no policy with respect to the separation of the offices of Chief Executive Officer and Chair of the board of directors. It is the board of directors’ intention that the Chair of the board of directors be independent, but the board of directors considers the advice and assistance of the nominating and corporate governance committee and any other relevant factors and circumstances in determining, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chair of the board of directors, with Ms. Park serving as our Chief Executive Officer and Mr. Devine serving as Chair of the board. We believe this is appropriate as it has provided Ms. Park with the ability to focus on our day-to-day operations and has allowed Mr. Devine to lead our board of directors in its fundamental role of providing advice to and oversight of management.

Our board of directors plays an active role in overseeing management of our risks. Our board of directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our talent and compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee oversees management of financial risks. Our nominating and corporate governance committee is responsible for managing risks associated with the independence of the board of directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full board of directors keeps itself regularly informed regarding such risks through committee reports and otherwise.

We have also integrated governance processes into our overall risk management framework to enable our board of directors to oversee cybersecurity risk. The audit committee oversees management’s policies and procedures related to cybersecurity risk management and periodically reports to the board of directors. The Chair of the audit committee acts as the lead with respect to direct oversight of management. Our board of directors considers cybersecurity risks through interaction with our management team and the audit committee, as well as through quarterly updates with our Chief Information Security Officer. Management informs the audit committee of material aspects of our cybersecurity program on a quarterly basis. This includes informing the audit committee on key strategic and operational goals, risk mitigation efforts, performance metrics, and descriptions and notification of emerging or existing risks as well as incidents impacting us.

Our board of directors, itself and through its nominating and corporate governance committee, also plays an active role in monitoring and motivating the Company’s corporate responsibility initiatives. For more information, please see the section titled “Corporate Responsibility Initiatives” below.

Compensation Risk Analysis

The talent and compensation committee is aware that compensation arrangements, if not properly structured, may encourage inappropriate risk-taking. In designing our compensation programs, the talent and compensation committee seeks to mitigate such risk in a variety of ways including by:

(a)	providing a meaningful portion of total compensation in the form of equity incentives that are earned over multiple years to encourage an appropriately long-term focus;

(b)	utilizing pre-established incentive pay and performance curves with fixed maximums;

(c)	annually evaluating compensation benchmarking for executive officers to ensure market-appropriate compensation;

(d)	maintaining robust talent and compensation committee oversight of executive compensation programs; and

(e)	employing a multi-dimensional assessment of Company and individual performance with respect to executive compensation matters.

Stock Ownership Guidelines

The Company has maintained stock ownership guidelines since 2017, which have been amended and restated from time to time. Pursuant to the guidelines, each of the Company’s executive officers is required to own shares of our common stock having an aggregate fair market value equal to or greater than the thresholds shown below (each as measured with reference to the base salary payable to each executive in the immediately preceding calendar year). In 2023, we increased the ownership requirements for certain executive and other officers and excluded stock options from the calculation of stock ownership. The current guidelines are shown below:

Title	Multiple of Base Salary
Chief Executive Officer	Six (6)
Chief Financial Officer	Three (3)
Chief Operating Officer	Three (3)
Other Executive Officers	Two (2)
Senior Vice Presidents	One (1)

We believe that our stock ownership guidelines provide significant incentives to ensure that the management team’s actions, and the actions of all those reporting to them, are focused on the creation of sustainable shareholder value and the avoidance of excessive risk.

For purposes of the guidelines, the base salary payable includes any base salary earned in a given calendar year (even if payment is deferred to a later calendar year), and the value of shares or other property received in lieu of base salary in a given calendar year. Compliance with the guidelines for a given calendar year is measured on the first trading day of the next calendar year, using the average closing price of the Company’s common stock for the twenty (20) consecutive trading days ending on the last trading day of the prior calendar year. Under the guidelines, executive officers generally have five years from the date of hire to attain the specified level of equity ownership and three years from the date of a subsequent promotion to attain any increased level of equity ownership.

Under the guidelines, an executive’s holdings include shares held outright by the executive (and the executive’s spouse, minor children and trusts for the principal benefit of such individuals), including shares held under the Company’s 401(k) plan and non-qualified deferred compensation plan; shares underlying outstanding time-based restricted stock unit awards (whether or not vested); shares underlying outstanding performance-based restricted stock unit awards, but only to the extent applicable performance and time-based vesting conditions have been satisfied; and, in the discretion of the talent and compensation committee, shares otherwise beneficially owned by the executive. Shares underlying a stock option, whether or not the stock option is vested, will not count toward an executive’s holdings unless and until the executive exercises the stock option and acquires those shares.

Effective as of March 2023, each executive officer must hold 50% of the net shares received (total shares less shares withheld or sold to satisfy any applicable exercise price or tax liability) from the exercise of stock options or settlement of time-based or performance-based restricted stock unit awards, until such executive officer has attained the specified level of ownership applicable to the executive’s position.

Compliance with the guidelines is measured as of the first trading day of the calendar year. As of January 2, 2026, all covered executives were in compliance with the guidelines.

Our board of directors may waive compliance with the guidelines on a case-by-case basis, but it is anticipated that waivers will be rare and, in the event of such a waiver, the board of directors will develop alternative ownership guidelines that reflect the intent of these guidelines and the executive’s personal circumstances.

Clawback Policy

In September 2023, our board of directors approved a clawback policy applicable to our executive officers in compliance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated thereunder. The Company also maintains a separate clawback policy which applies to employees at the level of Vice President and above.

The policies, which are administered by our talent and compensation committee, require the talent and compensation committee to seek to recover incentive compensation (whether it was in the form of cash or equity) erroneously awarded during the prior three years to covered individuals in certain scenarios.

Firstly, the talent and compensation committee is required to seek to clawback such compensation if the Company restates its financial statements to correct a material error and the amount of incentive compensation paid to a covered individual is greater than what he or she would have received under the corrected results. Secondly, the talent and compensation committee may seek to clawback such compensation if the calculations with respect to any performance-based metric applicable to a covered individual’s incentive compensation are deemed to be materially inaccurate. And thirdly, the talent and compensation committee may seek to clawback such compensation if a covered individual has engaged in (i) willful misconduct in connection with the covered individual’s performance of duties for the company, (ii) gross negligence (including a failure to supervise) in connection with the covered individual’s performance of duties for the Company which has resulted in material financial or reputational harm to the Company or its affiliates, or (iii) an act of fraud, misappropriation or embezzlement, whether or not such act is in connection with the covered individual’s performance of duties for the Company.
Our talent and compensation committee has the sole discretion in making all determinations under the clawback policies, including the method for recovering erroneously awarded compensation.
Awards under the Company’s cash bonus and equity incentive plans are made subject to any applicable clawback policies.
Insider Trading Policy and Restrictions on Hedging and Pledging
The Company maintains an Insider Trading Policy governing the purchase, sale and other dispositions of its securities by its directors, officers, crew and consultants who have access to material nonpublic information, as well as their family members who reside with them or whose transactions are directed, influenced or controlled by them (collectively, “covered persons”). The policy is designed to promote compliance with applicable insider trading laws, rules and regulations, and Nasdaq listing standards. The full text of the Company’s Insider Trading Policy was filed as Exhibit 19.1 to the Company’s Annual Report on Form
10-K
for the year ended January 31, 2026.
The Company considers it inappropriate for those employed by or associated with the Company to engage in certain transactions related to the Company’s securities which could result in their interests no longer being aligned with the same interests and objectives as other shareholders of the Company. Therefore, as part of our Insider Trading Policy, we impose certain restrictions on these individuals relating to short-sales of Company securities, transactions in derivatives of Company securities, and the hedging and pledging of Company securities.
Short Sales.
Short sales of Company securities by covered persons (sales of securities that are not then owned), including any “sale against the box” (a sale with delayed delivery), are prohibited.
Transactions in Derivatives.
Transactions in derivatives of the Company’s securities, including puts, calls and publicly traded options, are also prohibited.
Hedging.
Hedging transactions involving the Company’s securities privately, on an exchange or in any other organized market is prohibited.
Pledging.
Pledging the Company’s securities as collateral for indebtedness or for any other reason is prohibited.
Margin Accounts
. Purchasing the Company’s securities on margin (borrowing from a brokerage firm, bank or other entity) is prohibited.
Committees of the Board of Directors
The standing committees of our board of directors include: the audit committee, the talent and compensation committee and the nominating and corporate governance committee. The composition and responsibilities of each standing committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors. Current copies of the charters for each of these committees are available on our website at http://investor.fivebelow.com, under the “Governance” section. Information contained on or accessible through our website (including as referenced in the preceding sentence or elsewhere in this proxy statement) is not incorporated by reference into, and should not be considered part of, this proxy statement.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. The audit committee has the following responsibilities, among other things, as set forth in the audit committee charter:

•	selecting and hiring our independent registered public accounting firm and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	overseeing management of financial risks;

•

receiving regular reporting from management and periodically reviewing with management the Company’s cybersecurity and other information technology risks, controls and procedures, including the Company’s plans to mitigate cybersecurity risks and respond to data breaches;

•

overseeing our internal audit function and activities, including approving the selection, appointment and oversight of our internal auditor, with such auditor reporting directly to the audit committee, and approving the annual internal audit plan;

•	preparing the audit committee report required by the SEC to be included in our annual proxy statement;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•	approving related party transactions; and

•	reviewing whistleblower complaints relating to accounting, internal accounting controls or auditing matters and overseeing the investigations conducted in connection with such complaints.

Our audit committee consists of Mses. Bowman and Washington and Messrs. Lathi and Markee. Mr. Lathi has served as Chair of the audit committee since June 2022. All of the members of the audit committee are independent for purposes of serving on the audit committee and meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The Nasdaq Stock Market LLC. Our board has determined that Messrs. Lathi and Markee are audit committee financial experts as defined under the applicable rules of the SEC and have the requisite financial sophistication defined under the applicable rules of The Nasdaq Stock Market LLC.

Talent and Compensation Committee

Our talent and compensation committee reviews and recommends policies relating to compensation and benefits of our officers and crew. The talent and compensation committee has the following responsibilities, among other things, as set forth in the talent and compensation committee’s charter:

•

reviewing and approving compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, and any other benefits, compensation or arrangements;

•

reviewing and approving the terms of offer letters, employment agreements, termination agreements or arrangements, change in control arrangements, indemnification agreements and other material agreements with our executive officers;

•	reviewing and making recommendations to the board of directors regarding succession planning for our executive officers;

•	reviewing and approving corporate goals and objectives relevant to executive compensation and evaluate performance in light of those goals;

•	reviewing and recommending the appropriate structure and amount of compensation for our directors;

•	overseeing the management of risks relating to our executive compensation plans and arrangements;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” required by SEC rules;

•	preparing the talent and compensation committee report required by the SEC to be included in our annual proxy statement;

•

overseeing compliance with the SEC’s and The Nasdaq Stock Market LLC’s rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on compensation and approval of equity compensation plans; and

•	administering our equity compensation plans.

Our talent and compensation committee consists of Mses. Barclay, Vaughn and Washington and Mr. Sargent. Mr. Sargent has served as Chair of the talent and compensation committee since June 2025. All of the members of the talent and compensation committee are independent under applicable rules and regulations of the SEC and The Nasdaq Stock Market LLC. The talent and compensation committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the talent and compensation committee may deem appropriate in its sole discretion.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations regarding candidates for directorships and the size and composition of our board, as well as overseeing the Company’s significant strategies, programs, policies and practices relating to corporate responsibility. Among other matters, the nominating and corporate governance committee is responsible for the following as set forth in the nominating and corporate governance committee charter:

•	assisting our board of directors in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to our board of directors;

•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our board of directors;

•	managing risks associated with the independence of the board of directors;

•	evaluating and making recommendations as to the size and composition of the board of directors;

•	overseeing the evaluation of our board of directors;

•	recommending members for each committee of our board of directors;

•

reviewing with management significant Company strategies, policies programs and practices relating to corporate responsibility (including environmental and human rights issues and impacts) in furtherance of the Company’s business strategy, values and purpose;

•	reviewing with management the Company’s work with industry organizations and non-governmental organizations;

•

reviewing developments in legislation, regulation, litigation, emerging issues and best practices in the fields of corporate citizenship and responsibility that are identified by the board of directors, management or the nominating and corporate governance committee;

•	receiving from management and reviewing relevant corporate responsibility reports involving the Company or other industry leaders or competitors; and

•	reviewing press releases, disclosures and other announcements to be made by the Company regarding the Company’s strategies, policies, programs and practices relating to corporate responsibility.

Our nominating and corporate governance committee consists of Mses. Barclay, Bowman and Vaughn and Messrs. Ryan and Sargent. Ms. Bowman has served as Chair of the nominating and corporate governance committee since June 2025. All of the members of the nominating and corporate governance committee are determined to be independent under applicable rules and regulations of the SEC and The Nasdaq Stock Market LLC.

Meetings and Attendance

During fiscal 2025, there were ten meetings of the board of directors, nine meetings of the audit committee, five meetings of the talent and compensation committee and six meetings of the nominating and corporate governance committee. Each of our directors attended at least 75% of the aggregate meetings of the board of directors and the committees of the board of directors on which they served during the period in which they served in fiscal 2025. In addition, the independent directors meet in executive session at least twice per year without the presence of management.

Our board of directors expects its members to attend the annual meetings of shareholders. All of our directors then serving attended the 2025 annual meeting of shareholders. The Company expects that all of its directors will attend this year’s Annual Meeting.

Director Compensation

In fiscal 2025, we engaged Meridian Compensation Partners, LLC (“Meridian”), the talent and compensation committee’s independent advisor, to review the competitiveness of compensation provided to the board. Based on Meridian’s assessment and the board’s comparison to market, effective June 12, 2025, the board of directors increased the additional annual cash retainer for the non-executive Chair by $20,000 and reduced the additional restricted stock unit grant for the non-executive Chair by $20,000.

Accordingly, each of our non-employee directors is now entitled to the following pursuant to our Compensation Policy for Non-Employee Directors:

•	an annual cash retainer of $90,000, paid quarterly, appropriately pro-rated for partial quarters served;

•	an additional annual cash retainer of $100,000 (previously $80,000) for the non-executive Chair of the board, paid quarterly, appropriately pro-rated for partial quarters served;

•

an additional annual cash retainer of $35,000 for the audit committee Chair, $30,000 for the talent and compensation committee Chair and $25,000 for the nominating and corporate governance committee Chair, paid quarterly, appropriately pro-rated for partial quarters served; and

•

an annual equity grant with a fair market value of $175,000 in the form of restricted stock units vesting on the earlier of the date of the next annual meeting or a change in control, with an additional restricted stock unit grant with a fair market value of $130,000 (previously $150,000) for the non-executive Chair of the board with the same vesting terms.

•

If a person becomes a member of the board (including non-executive Chair of the board) at least 90 days prior to an annual meeting, such person will receive an initial grant of restricted stock units having a Fair Market Value equal to the annual award (and the additional award for the non-executive Chair, if applicable), appropriately prorated based on the number of days from such person’s commencement of service until the next annual meeting date over 365, and vesting on the next annual meeting date.

Each non-employee director has the option to receive some or all of his or her cash retainer in the form of shares of our common stock. Directors do not receive a fee for attending meetings, but they are entitled to reimbursement of travel expenses relating to their service.

For fiscal 2026, the grant date value of the annual equity grant for non-employee directors will increase by $10,000, from $175,000 to $185,000. Otherwise, no further changes to director compensation for fiscal 2026 are currently anticipated.

The following table sets forth information on the compensation of all our non-employee directors for fiscal 2025.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Kathleen S. Barclay	99,000	174,986	273,986
Karen Bowman	106,000	174,986	280,986
Michael F. Devine III	167,000	324,902	491,902
Bernard Kim(3)	32,390	—	32,390
Dinesh S. Lathi	125,000	174,986	299,986
Richard L. Markee	90,000	174,986	264,986
Thomas M. Ryan	90,000	174,986	264,986
Ronald L. Sargent	109,000	174,986	283,986
Mimi E. Vaughn	90,000	174,986	264,986
Zuhairah S. Washington	90,000	174,986	264,986

(1)

Cash fees include annual director’s retainer and, where applicable, committee Chair fees. Messrs. Lathi, Markee and Ryan, and Mses. Barclay and Vaughn elected to receive part of their fees in shares of Company stock in the following amounts: $123,023 for Mr. Lathi, $88,199 for Mr. Markee and $87,391 for Mr. Ryan, $102,477 for Ms. Barclay and $88,358 for Ms. Vaughn.

(2)

The amounts reported in this column reflect the fair value on the grant date of the restricted stock unit awards granted in fiscal 2025 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of restricted stock unit awards contained in Note 1 and Note 8 to the consolidated financial statements included as a part of the 2025 Form 10-K, filed with the SEC on March 19, 2026. The aggregate number of shares subject to restricted stock units outstanding at fiscal year-end for each non-employee director was as follows: 1,389 units for each of Mses. Barclay, Bowman, Vaughn and Washington and Messrs. Lathi, Markee, Ryan and Sargent, and 2,579 units for Mr. Devine, each of which will vest on the date of the Annual Meeting.

(3)

Bernard Kim did not stand for reelection at the 2025 Annual Meeting of Shareholders and thus ceased as a director effective June 12, 2025. As a result, Mr. Kim’s cash retainer earned for 2025 was pro-rated for partial-year service. Due to his date of cessation, he was not eligible to receive a 2025 restricted stock unit award.

Director Stock Ownership Guidelines

Our non-employee directors are subject to stock ownership guidelines. Pursuant to the guidelines, each non-employee director is required to own shares of our common stock having an aggregate fair market value equal to or greater than five times the highest annual cash retainer payable to a non-employee director in the preceding calendar year pursuant to the Compensation Policy for Non-Employee Directors. For purposes of the guidelines, the highest annual cash retainer will include any cash retainer payable in a given calendar year (even if the payment of which is deferred to a later calendar year) and the value of shares or other property received in lieu of a cash retainer in a given calendar year.

Any non-employee director serving at the time the guidelines were adopted in 2014 was given five years from the adoption of the guidelines to attain the specified level of equity ownership. Any non-employee director appointed or elected following the adoption of the guidelines is given five years from the date of such appointment or election to attain the specified level of equity ownership. Compliance with the stock ownership guidelines is measured annually on the first trading day of each calendar year, using the closing price of the Company’s common stock on that day. As of January 2, 2026, all non-employee directors for whom the stock ownership guidelines were effective were in compliance.

For purposes of the guidelines, a non-employee director’s holdings include: shares held outright by the non-employee director; vested restricted shares and shares subject to vested but unsettled restricted stock units held by the non-employee director; and, in the discretion of the compensation committee, shares otherwise beneficially owned by the non-employee director. Our board of directors may waive compliance with the guidelines on a case by case basis, but it is anticipated that waivers will be rare and in the event of such a waiver, the board of directors will develop alternative ownership guidelines that reflect the intent of these guidelines and the non-employee director’s personal circumstances.

Talent and Compensation Committee Interlocks and Insider Participation

During fiscal 2025, Mses. Barclay, Vaughn and Washington, and Messrs. Devine, Ryan and Sargent served as members of the talent and compensation committee at various times. We have indemnification agreements with each of our directors, including Mses. Barclay, Vaughn and Washington, and Messrs. Devine, Ryan and Sargent, which provide such directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Pennsylvania law. See “Certain Relationships and Related Party Transactions” for more information.

None of these individuals was at any time an officer or a crew member of Five Below. In addition, none of our executive officers currently serves, or in fiscal 2025 served, as a member of the board of directors or talent and compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or talent and compensation committee.

Communications with the Board of Directors

Shareholders may initiate in writing any communication with our board of directors or any individual director by sending the correspondence to our Corporate Secretary, c/o Five Below, Inc., 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106. This centralized process assists our board of directors in reviewing and responding to shareholder communications in an appropriate manner. Any communication should not exceed 500 words in length and must be accompanied by the following information:

•	a statement of the type and amount of our securities that the person holds;

•	any special interest of the shareholder in the subject matter of the communication (i.e., not in such person’s capacity as one of our shareholders); and

•	the name, address, telephone number and e-mail address, if any, of the person submitting the communication.

All communications that comply with the above procedural requirements will be relayed to the appropriate member of the board of directors. We will not forward any communications:

•

regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to our securityholders or other constituencies generally;

•	that advocate our engaging in illegal activities;

•	that, under community standards, contain offensive, scurrilous or abusive content; or

•	that have no rational relevance to our business or operations.

Director Nomination Process

Minimum Qualifications of Directors

The nominating and corporate governance committee of the board of directors is responsible for facilitating director assessments, identifying skills and expertise that candidates should possess, and screening, selecting and recommending candidates for approval by the board of directors. The nominating and corporate governance committee may solicit recommendations for nominees from other members of the board and management. Our nominating and corporate governance committee may also retain professional search firms to identify candidates. The nominating and corporate governance committee seeks to identify director candidates that have a reputation for, and record of, integrity and good business judgment. The nominating and corporate governance committee considers the nature of the expertise and experience required for the performance of the duties of a director of the Company, and such matters as the candidate’s relevant business and industry experience, professional background, age, current employment, community service and other board service. The nominating and corporate governance committee shall also consider the diversity of perspectives, backgrounds and experiences of the board of directors.

At a minimum, each director will be expected to:

•	understand the Company’s business and the industry in general;

•	have experience in positions with a high degree of responsibility and be leaders in the organizations in which they are affiliated;

•	be free from conflicts of interest that could interfere with a director’s duties to the Company;

•	regularly attend meetings of the board and of any committees on which the director serves;

•	review in a timely fashion and understand materials circulated to the board regarding the Company or the industry;

•	participate in meetings and decision-making processes in an objective and constructive manner; and

•	be reasonably available, upon request, to advise the Company’s officers and management.

In addition, the nominating and corporate governance committee may consider the following criteria, among others the nominating and corporate governance committee shall deem appropriate, in recommending candidates for election to the board of directors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the Company’s industry;

•	experience as a board member of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members;

•	practical and mature business judgment;

•	global experience; and

•	level of financial literacy.

Due consideration will be given to the board’s overall balance of diversity of perspectives, backgrounds and experiences.

If the nominating and corporate governance committee decides, on the basis of its preliminary review of a candidate, to proceed with further consideration of a candidate, the nominating and corporate governance committee will assemble information concerning the background and qualifications of the candidate. The nominating and corporate governance committee may solicit the views of the Company’s senior management and other members of the board of directors regarding the qualifications and suitability of candidates. A member or members of the nominating and corporate governance committee will then interview the candidate. The nominating and corporate governance committee may also elect to contact other sources as it deems appropriate to solicit additional information on the candidate. Based on all available information and relevant considerations, the nominating and corporate governance committee will select a candidate who, in the view of the nominating and corporate governance committee, is most suited for membership on the board.

Shareholder Nominations of Directors and Other Business

Our bylaws provide procedures by which a shareholder may nominate individuals for election to our board of directors at any meeting of shareholders or bring business before an annual meeting of shareholders. A shareholder desiring to nominate a director for election to our board of directors, or to bring any other proper business before an annual meeting of shareholders, should deliver a written notice to our Corporate Secretary at our principal executive offices at 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106, no later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. In the event that the date of the annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting of shareholders, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting of shareholders and not later than the later of the 60th day prior to the annual meeting of shareholders or the 15th day following the day on which public announcement of the date of the meeting is first made by the Company. In the event that a special meeting of shareholders is called at which directors are to be elected pursuant to the notice of that meeting, a shareholder desiring to nominate a director for election to our board of directors at that meeting should deliver a notice to our Corporate Secretary at our principal executive offices at 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106, not later than the later of the 60th day prior to that meeting or the 15th day after the public announcement of the date of the meeting and of the nominees proposed by the board to be elected at such meeting nor earlier than the 90th day prior to that special meeting.

A shareholder’s notice shall set forth:

•

as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination, and (iii) the consent of each such person to being named in the proxy statement as a nominee and to serving as a director of the Company if so elected;

•

as to any other business that the shareholder proposes to bring before an annual meeting of shareholders: (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting, and (iii) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

•

as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner; and (iii) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.

Candidates proposed by shareholders in accordance with the procedures set forth in the Company’s bylaws will be considered by the nominating and corporate governance committee under criteria similar to the evaluation of other candidates set forth above in “Minimum Qualifications of Directors,” except that the nominating and corporate governance committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company. The nominating and corporate governance committee may also consider the extent to which the recommending shareholder intends to continue holding its interest in the Company.

Code of Business Conduct and Ethics

Our code of business conduct and ethics applies to all of our crew, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://investor.fivebelow.com, under the “Governance” section. Disclosure regarding any amendments to the code, or any waivers of its requirements for an executive officer or director, will be included in a current report on Form 8-K within four business days following the date of the amendment or waiver, unless posting such information on our website will then satisfy the rules of The Nasdaq Stock Market LLC.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the Chair of the board and the Chief Executive Officer, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is available on our website at http://investor.fivebelow.com, under the “Governance” section.

Our Purpose and Corporate Responsibility Initiatives

Five Below is a purpose driven organization strongly rooted in “The Five Below Way” and our five core values which guide every day.

Why We Exist - Our Purpose -	What We Believe - The Five Below Way -	How We Behave - Our Five Core Values -

Five Below knows life is way better when you’re free to Let Go and Have Fun in an amazing experience filled with unlimited possibilities priced so low we make it easy to say YES! to the newest, coolest stuff!

We are an Adopted Family. One who actively participates and leans in to support each other and our business.

In this family, we value every individual for their uniqueness and potential. We know Five Below is strongest when our teams reflect the diversity of the communities we serve and our crew members can bring their whole authentic self to work, do what they do best, feel that they truly belong and grow every single day.

We live our purpose through five core values. These values guide all of our decisions and actions.

•

Wow Our Customers

•

Unleash Your Passion

•

Hold the Penny Hostage

•

Achieve the Impossible

•

Work Hard, Have Fun and Build a Career

In connection with our strong foundational purpose and values, management, at the direction and subject to the oversight of our board of directors and its nominating and corporate governance committee, is engaged in an ongoing effort to continually evaluate and improve in the area of corporate responsibility matters. Our corporate responsibility initiatives are designed to support our long-term business strategy, manage risk and comply with applicable legal and regulatory requirements, while reinforcing our foundational purposes and values.

In the past year, the Company has taken a variety of additional steps forward as it continues on its corporate responsibility journey:

(1)	Environmental:

a.	Engagement of a Sustainability Advisor: The Company is actively engaged with a third-party advisor to assist in the further development of its corporate responsibility initiatives.

b.

Greenhouse Gas and Energy Management: The Company is working to collect and calculate scope 1 and 2 emissions and to prepare for potential reporting requirements, including under recently enacted California emissions disclosure laws, rules and regulations. The Company utilizes an energy management system (EMS) to monitor consumption across our stores and shipcenters. We intend to continue this work, monitor potential updates to state climate regulations and make any disclosures required by applicable law.

c.

Commitment to Chemical of Concern Review and Disclosure: In December 2021 and January 2022, the Company engaged in a constructive dialogue with a number of investors led by Trinity Health regarding the desirability of public disclosure by the Company as to the “processes to assess and manage risks and/or hazards associated with chemicals in products.” As a result of that dialogue, the Company determined to utilize the SASB standard as a framework for assessing and managing the risks and/or hazards associated with chemicals of high concern in its private label products. This disclosure is included in our annual Corporate Responsibility Update.

Relatedly, the Company maintains a Chemical Management Policy for Private Label Products and Restricted Substances List that aims to have its private label vendors avoid or reduce the use of certain ingredients which may have the potential to present health risks to its customers.

(2)	People and Community:

a.

Annual Crew Engagement Survey: The Company engages its crew in a variety of ways, including (i) conducting an annual crew survey to directly engage with, and collect feedback from, crew, (ii) maintaining an open-door policy for crew to report concerns, and (iii) providing an anonymous reporting hotline, available in multiple languages and managed by an independent company not affiliated with the Company, to allow crew to voice concerns freely.

The annual crew survey results help Company management understand the crew experience, evaluate performance, identify strengths, and pinpoint opportunities for improvement. Starting in fiscal 2020, the Company partnered with Gallup, Inc, a global analytics and advice firm, to monitor and improve the engagement of its workforce. The Company utilizes the survey results to identify strengths and weaknesses and create action plans to improve engagement and, ultimately, team performance.

Between 2021 and 2025, a high percentage of the Company’s crew participated in the survey, and the results demonstrated that overall engagement levels exceed Gallup’s averages in retail, both in the United States and worldwide. The results also reflected that the Company is a mission-driven company with crew response on the Company’s strength of purpose far exceeding Gallup’s measurement for world class.

b.

Crew Turnover: Retention of talented crew is an important focus for the Company. Company management, therefore, monitors crew turnover, particularly at the store management level and employs various strategies to strive to improve our turnover rate.

c.

Data Privacy & Security: The Company remains committed to protecting the data of our customers and crew. In addition to training and regular phishing tests for our corporate crew members, our board of directors maintains oversight of cybersecurity, and our audit committee reviews cybersecurity risks at all regular meetings. At the management level, our Chief Information Security Officer oversees a privacy policy and set of controls designed to mitigate data security risks.

d.

Community Giving: In 2023, we publicly launched the Five Below Foundation, a separately governed 501(c)(3) private foundation, giving charitable grants and donations to nonprofit organizations and community partners across five key pillars: promoting youth education, purposeful play, empowered inclusion, family support and community enrichment.

(3)	Governance:

a.

Shareholder Engagement: In order to gather investor feedback on executive compensation as well as broader corporate responsibility strategy, the Company periodically offers to engage with its major shareholders. Company management welcomes the input of shareholders and intends to continue this engagement on an annual basis.

b.

Board Oversight of Corporate Responsibility: The nominating and corporate governance committee is responsible for reviewing press releases, disclosures and other announcements to be made by the Company regarding the Company’s strategies, policies, programs and practices relating to corporate responsibility.

The Company’s progress on corporate responsibility initiatives to date is summarized on our website at Five Below, Inc. - Governance - Corporate Responsibility.

AUDIT COMMITTEE REPORT

The audit committee of the board of directors assists the board of directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the audit committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon.

In the performance of its oversight function, the audit committee reviewed and discussed our audited financial statements and reporting process for the fiscal year ended January 31, 2026, including internal controls over financial reporting, with management and with our independent registered public accounting firm. In addition, the audit committee discussed with our independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The audit committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm’s communications with the audit committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether any non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

Based on the review and discussions with management and our independent registered public accounting firm described above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 filed with the SEC.

Audit Committee

Dinesh S. Lathi, Chair

Karen Bowman

Richard L. Markee

Zuhairah S. Washington

The foregoing report of the audit committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

TALENT AND COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the talent and compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Talent and Compensation Committee

Ronald L. Sargent, Chair

Kathleen S. Barclay

Mimi E. Vaughn

Zuhairah S. Washington

The foregoing report of the talent and compensation committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

EXECUTIVE OFFICERS

Kenneth R. Bull. Mr. Bull, 63, has served as our Chief Operating Officer since March 2023, having previously served as our Chief Financial Officer and Treasurer since 2012. From June to October 2025, Mr. Bull served as our interim Chief Financial Officer, and from July 2024 to December 2024, Mr. Bull served as our interim President and Chief Executive Officer. He joined the Company as Senior Vice President, Finance in 2005 and has also served as our Secretary. Previously, Mr. Bull was the Finance Director and Treasurer for Urban Outfitters, Inc., a specialty lifestyle merchandising retailer, from 1999 to 2003, and the Vice President, Finance and Controller for Asian American Partners d/b/a Eagle’s Eye, a wholesaler and retailer of women’s and children’s better apparel from 1991 to 1999.

Maureen “Molly” M. Gellerman. Ms. Gellerman, 54, joined the Company as Vice President of Human Resources in August 2022 and was promoted to her current role of Chief Human Resources Officer in February 2025. Prior to joining the Company, Ms. Gellerman served as Vice President of Human Resources at Domino’s, a global quick service restaurant, from 2016 to 2022. Previously, she served as Sr. Director of Human Resources at Target Corporation, a Minneapolis-based retailer for fifteen years. Ms. Gellerman serves on the board of the Five Below Foundation, a 501(c)(3) organization dedicated to supporting neighborhoods and nonprofit organizations nationwide.

Jacob K. Hawkins. Mr. Hawkins, 51, joined Five Below in March 2025 and serves as the Chief Marketing and Omnichannel Officer. Prior to joining Five Below, Mr. Hawkins held the role of Chief Marketing Digital and Omni Officer at Forever 21 from February 2022 to November 2024. Previously, Mr. Hawkins was the Chief Marketing and Digital Officer at Belk, which position he held from May 2019 to December 2021. Mr. Hawkins is a customer champion with deep experience connecting store and digital experiences, to create a seamless omni experience.

Michelle L. Israel. Ms. Israel, 56, joined the Company as Executive Vice President, Chief Merchandising Officer in October 2025. Prior to joining the Company, Ms. Israel worked as Senior Strategic Advisor for Consensus Advisors from January 2023 to September 2025 and served on the board of directors of JOANN and Spencer Spirit from May 2024 to May 2025 and September 2024 to September 2025, respectively. Prior to that, Ms. Israel spent nearly 35 years at Macy’s and Bloomindale’s, most recently as Macy’s Senior Vice President and General Merchandise Manager for Beauty and center Core from February 2021 to September 2022, where she oversaw a multi-billion-dollar portfolio that spanned beauty, shoes, handbags and jewelry. During her tenure at Macy’s she was the SVP of Off Price for the company, leading both Macy’s Backstage and Bloomingdale’s Outlets, with full P&L responsibilities that included overseeing stores and merchandising.

Amit Jhunjhunwala. Mr. Jhunjhunwala, 47, joined the Company as Chief Information Officer in January 2023, bringing over 20 years of global experience delivering large scale digital transformation programs and leading large application development teams. Prior to joining the Company, Mr. Jhunjhunwala was a technology executive at Adidas, where he spent the majority of his career, most recently serving as CIO of Adidas’s North America Division from October 2019 to December 2022.

Graham E. Poliner. Mr. Poliner, 45, has served as the Chief Strategy, Business Intelligence, and Analytics Officer since March 2025. Mr. Poliner previously served as SVP of Planning, Allocation and Analytics at the Company from February 2023 to March 2025 and as SVP of Analytics at the Company from September 2020 to February 2023. Prior to joining Five Below, Mr. Poliner held various roles at Macy’s from 2014 to 2020, most recently as the SVP of Analytics and Inventory Management. Previously, Mr. Poliner was a consultant with Kurt Salmon where he led engagements for clients in the retail and consumer products industries.

Eric M. Specter. Mr. Specter, 68, joined the Company as Chief Administrative Officer in July 2014. Prior to joining the Company, Mr. Specter served as Executive Vice President and Chief Integration Officer of Ascena Retail Group, Inc. (“Ascena”), a specialty clothing, shoes and accessories retailer, from 2012 to 2014. Previously,

Mr. Specter served as Executive Vice President and Chief Financial Officer of Charming Shoppes, Inc., a specialty apparel retailer, from 1997 until it was acquired by Ascena in 2012.

Daniel J. Sullivan. Mr. Sullivan, 57, joined the Company as the Chief Financial Officer in October 2025. Prior to joining the Company, Mr. Sullivan served as the Chief Operating Officer of Edgewell Personal Care Company, a global consumer products company, from August 2024 through October 2025, and as their Chief Financial Officer from April 2019 to December 2024. Prior to that, Mr. Sullivan served as the Chief Financial Officer of Party City Holdco Inc., a party goods company, from September 2016 to March 2019. Mr. Sullivan also previously served as the Chief Financial Officer of Ahold USA, as well as Chief Financial Officer and Chief Operating Officer of Heineken USA.

A biography for Ms. Park is included under the heading “Board of Directors.”

Our executive officers are appointed by our board of directors and serve until their successors have been duly appointed and qualified or their earlier resignation or removal.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

We are committed to providing a compensation program for our executive officers that is aligned with the strategic direction of our business, motivates our executive officers to achieve our Company goals, and rewards them for creating value for our shareholders. This Compensation Discussion and Analysis (“CD&A”) provides an overview of our executive compensation program and how the compensation provided to our named executive officers was determined in fiscal 2025.

Our named executive officers for fiscal 2025 (collectively referred to as the Named Executive Officers or “NEOs”) are:

Name	Title
Winnie Y. Park	Chief Executive Officer & President
Kenneth R. Bull[1]	Chief Operating Officer
Daniel J. Sullivan[2]	Chief Financial Officer and Treasurer
George Hill[3]	Prior Chief Retail Officer
Kristy Chipman[4] Eric M. Specter	Prior Chief Financial Officer and Treasurer Chief Administrative Officer
Amit Jhunjhunwala	Chief Information Officer

1	Mr. Bull also served as our Interim Chief Financial Officer and Treasurer from June 4, 2025 to October 6, 2025.
2	Mr. Sullivan’s employment with us commenced on October 6, 2025.
3	Mr. Hill’s employment with us ceased on February 3, 2026.
4	Ms. Chipman’s employment with us ceased on June 6, 2025.

This CD&A focuses on the Company’s fiscal 2025 compensation programs, actions and outcomes relative to the Company’s fiscal 2025 performance.

Fiscal 2025 Compensation Highlights

Our compensation program for the NEOs is driven by the need to recruit, develop, motivate, and retain top talent both in the short- and long-term and also align the interests of NEOs and shareholders. Key actions taken in fiscal 2025 include:

•	No Base Salary Adjustments: We made no changes to NEOs’ base salary adjustments for fiscal 2025.

•	2025 Annual Incentives:

◾	2025 annual incentive metrics were post-incentive adjusted operating income and total Company sales (referred to as “net sales”), equally weighted, consistent with the 2024 annual incentive metrics.

◾	Ms. Chipman forfeited her 2025 annual incentive opportunity in connection with the cessation of her employment with the Company.

◾

Mr. Sullivan’s target 2025 annual incentive opportunity was limited to 50% of his annual base salary in light of his part-year service in 2025. For future years, his target annual bonus opportunity will be 100% of annual base salary.

•	Long-term Equity Incentive Grants:

◾	In 2025, the talent and compensation committee granted equity awards to each NEO consisting of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”). In 2024, the RSU/PRSU split was 25%/75%, respectively. In 2025, the RSU/PRSU split was 40%/60%, respectively.

•

The RSUs will vest over a three-year period, with 1/3rd vesting on each of the first, second and third anniversaries of the grant date, as opposed to the 2024 RSUs, which vest over a four-year period, with 50% vesting on the second anniversary of grant, and 25% vesting on each of the third and fourth anniversaries.

•

The PRSUs may be earned based on performance over a three-year period, with such performance based on relative total shareholder return (“TSR”) goals, and with vesting generally contingent on continued employment with the Company.

•

CFO Departure: On June 4, 2025, the Company and Ms. Chipman entered into a letter agreement providing for the cessation of Ms. Chipman’s employment by the Company in all capacities, effective June 6, 2025. In connection with her resignation, Ms. Chipman received (i) a lump sum payment of $350,000, less withholding taxes, and (ii) a lump sum payment of $14,212, less withholding taxes, intended to offset the cost of obtaining six months of COBRA continuing coverage under the Company’s group health plan. In exchange for the foregoing payments, Ms. Chipman executed a general release of claims against the Company and its affiliates, agreed to remain available for 90 days to assist senior management in the transition, agreed to cooperate with the Company and its counsel in any matter relating to her tenure with the Company, and agreed not to disparage the Company or any of its businesses, employees, officers or directors. In addition, she agreed that she would (i) not be paid any 2025 annual incentive, (ii) forfeit all outstanding equity and cash incentive compensation opportunities, and (iii) not receive severance payments or benefits under the Severance Plan. Further details regarding Ms. Chipman’s cessation of employment are available in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2025.

•

CFO Hire: In October 2025, Dan Sullivan was appointed to serve as our new Chief Financial Officer and Treasurer. In connection with his appointment, the Company entered into a letter agreement with Mr. Sullivan to set forth the initial terms of his employment and compensation, as approved by the board and talent and compensation committee. Mr. Sullivan has an initial base salary of $850,000 per year and a target payout under our annual incentive plan equal to 100% of his base salary (provided that his actual payout for any year may range from zero to 200% of target, depending on actual individual and/or corporate performance), prorated for fiscal 2025. In addition, Mr. Sullivan received (i) in 2025, a new hire equity grant of RSUs with a grant date value of $2,000,000, vesting annually over three years, and (ii) a commitment for 2026 long-term incentives awards with an aggregate grant date value of $1,800,000 and with terms otherwise consistent with those applicable to 2026 long-term incentive awards made to other NEOs. His offer letter further provides for a one-time signing bonus equal to $500,000 and relocation assistance, each such benefit subject to repayment if Mr. Sullivan resigns or is terminated by the Company for “cause” within the first 12 months or, in the case of relocation benefits, first 24 months, of employment. Finally, Mr. Sullivan is eligible to participate in the Company’s executive physical program as well as the Company’s Executive Severance Plan, which is further described below.

Key Governance Practices

We follow a number of key governance practices that support our compensation philosophy and align with long-term Company success while helping to mitigate compensation risks. The chart below reflects those key governance practices, as in effect during fiscal 2025.

What We Do

✓  We provide a significant portion of pay opportunities in variable or “at-risk” compensation linked to drivers of shareholder value creation

✓  The talent and compensation committee reviews our executive compensation program, including compensation philosophy and objectives, on an ongoing basis

✓  The talent and compensation committee annually reviews and approves targets for our incentive compensation plans

✓  Incentive plan payouts have threshold, target, and maximum levels to mitigate the potential for windfall gains or excessive risk-taking

✓  A majority of the annual long-term equity incentive grants have performance-based vesting criteria

✓  The talent and compensation committee regularly reviews risks related to our executive compensation programs and arrangements

✓  We provide severance benefits to our Named Executive Officers only on specific termination events

✓  The talent and compensation committee has retained an independent advisor for support with executive and director compensation

✓  We have clawback policies in place, and restrictions on hedging and pledging

✓  We have stock ownership guidelines in place for our executives and non-employee directors

What We Don’t Do
× No compensation is guaranteed under our performance-based incentive programs	× We will not reprice stock options without shareholder approval
× We do not provide tax gross-ups related to the impact of excise tax under Section 280G of the Internal Revenue Code	× We do not provide a defined benefit pension plan for our crew

Elements of Our Executive Compensation and Benefits Programs

In fiscal 2025, the standard elements of our compensation program continued to be those described below.

Element of Pay	Purpose	Alignment with Principles & Objectives
Base Salary	Recognize and reward for the scope of a Named Executive Officer’s role and their individual performance

•  Provides a minimum, fixed level of cash compensation to reflect the level of accountability of talented executives who can continue to improve the Company’s overall performance

•  Value provided is aligned with executives’ experience, industry knowledge, duties and scope of responsibility, as well as the competitive market for talent

Annual Incentive Bonus	Reward for success in achieving annual objectives	• Value paid out is variable and dependent on the Company’s performance through the fiscal year • Motivates executives to achieve specific annual performance goals and objectives

PRSUs	Reward for the achievement of long-term performance and shareholder value creation

•  Value realized is variable based on Company performance, typically over a multi-year period

•  Motivates executives to achieve specific long-term objectives driving our ongoing growth

•  Aligns the executives’ interests with long-term shareholder interests to ensure a strong continued focus on increasing overall shareholder value

RSUs	Retain key executives and reward for shareholder value creation

•  Value is typically delivered over a multi-year period

•  Aligns the executives’ interests with long-term shareholder interests to ensure a strong continued focus on increasing overall shareholder value

Retirement (401(k) Plan), Deferred Compensation Plan, Employee Stock Purchase Plan, health and welfare benefits, and limited perquisites	Enhances total compensation to provide a package that is competitive with market practices	• Provides competitive benefits that support the health, wellness and long-term financial security of our full-time crew

Target Pay Mix

The portion of executive compensation devoted to each of the elements of pay we provide is driven by our compensation philosophy as well as each NEO’s role and strategic value to the organization.

We put a significant portion of each executive’s compensation “at risk,” with particular focus on long-term equity incentives that align the interests of our executives with those of shareholders. The below table summarizes the percentage of pay (at target) for each standard element of compensation for each of our NEOs in service at the start of fiscal 2025. As shown below, approximately 83% of Ms. Park’s target 2025 compensation was “at risk,” with 37% of that amount in long-term performance-based awards.

[1]

For an accurate comparison, Ms. Chipman’s full annual base salary, target annual incentive bonus, RSUs and PRSUs were included, notwithstanding her departure before the end of fiscal 2025. Mr. Sullivan was not an NEO in service at the start of fiscal 2025, and therefore, was not included in the above.

Purpose and Philosophy

We strive to provide compensation opportunities to our Named Executive Officers according to the following principles:

•	our executive compensation programs are aligned with and support the strategic direction of our business;

•	we design compensation levels to reflect the level of accountability and future potential of each executive and the achievement of outstanding individual results and Company performance;

•	our compensation programs are designed to link pay with overall Company performance and reward executives for behaviors which drive shareholder value creation;

•

as a Named Executive Officer’s level of responsibility increases, the proportion of variable compensation may increase; however, such compensation programs should not encourage excessive or unnecessary risks; and

•	the design and administration of our compensation programs are intended to reflect market practices to be financially efficient, affordable and legally compliant.

We regularly review the competitiveness of compensation provided to our Named Executive Officers, and generally set target compensation at levels that are competitive with other retail peers.

Compensation decisions are made by the talent and compensation committee after careful consideration of market competitive levels as well as our annual performance and the impact of each executive’s performance on our business results. As our compensation program is designed with a significant amount of variable pay, we would expect to provide below-market compensation if our performance is below our objectives, and provide above-market compensation if we significantly exceed our objectives.

Peer Group

The peer group for market compensation analysis we used in fiscal 2025 was developed by the talent and compensation committee with the support of Meridian, its independent advisor.

The group used for fiscal 2025 purposes was comprised of the following similarly-situated companies within the retail industry:

Abercrombie & Fitch (NYSE: ANF)

American Eagle Outfitters, Inc. (NYSE: AEO)

Bath and Body Works (NYSE: BBWI)

Burlington Stores (NYSE: BURL)

Columbia Sportswear (NASDAQ: COLM)

Crocs (NASDAQ: CROX)

Deckers Outdoor (NYSE: DECK)

Etsy (NYSE: ETSY)

Floor & Décor (NYSE: FND)

Lululemon Athletica (NASDAQ: LULU)

Ollie’s Bargain Outlet (NASDAQ: OLLIE)

RH (NYSE: RH)

Ulta Beauty, Inc. (NASDAQ: ULTA)

Urban Outfitters (NASDAQ: URBN)

Williams-Sonoma (NYSE: WSM)

At the time the peer group was last updated in 2024, the peer group revenue and market capitalization medians were approximately $4.7B and $7.5B, respectively.

Role of the Talent and Compensation Committee

Mses. Barclay, Vaughn and Washington and Mr. Sargent (Chair), are members of the talent and compensation committee, all of whom are independent as defined under the corporate governance rules of The Nasdaq Stock Market LLC and satisfied the independence standards for the talent and compensation committee established by the applicable rules and regulations of the SEC and The Nasdaq Stock Market LLC.

Our board of directors has delegated administration of our executive compensation program to the talent and compensation committee, which operates under a written charter laying out its roles and responsibilities regarding executive compensation. Our talent and compensation committee reviews the performance of our Chief Executive Officer and makes determinations and recommendations to the board of directors on her compensation, including the components, mix and targeted value. The talent and compensation committee is also responsible for administering and approving annually all elements of compensation for the Company’s other Named Executive Officers.

Role of Executives in Establishing Compensation

The talent and compensation committee consults with our Chief Executive Officer regarding the design of our compensation programs for other Named Executive Officers. As part of the performance evaluation process, the Chief Executive Officer presents to the talent and compensation committee an individual assessment of each Named Executive Officer’s performance, excluding him- or herself, over the prior year, as well as recommendations regarding the compensation for each such Named Executive Officer. The talent and compensation committee considers the input of the Chief Executive Officer, but the final determination as to the performance of, and the compensation or compensation opportunities provided to, the Named Executive Officers is determined in the talent and compensation committee’s sole discretion (except in the case of the performance of, and the compensation or compensation opportunities provided to, the Chief Executive Officer, which is determined by the Board (without the Chief Executive Officer’s presence), taking into account the recommendations of the talent and compensation committee).

Compensation Consultant

In fiscal 2025, the talent and compensation committee engaged Meridian as its independent compensation consultant to conduct market reviews and to provide assistance, guidance, and consideration with respect to, among other things:

•	Our compensation philosophy and peer group;

•	Targeted compensation amounts for Named Executive Officers;

•	Ongoing annual and long-term incentive compensation strategy and design;

•	Board of directors’ compensation levels and structure; and

•	Overall market trends, regulatory developments, and other executive and governance related pay matters.

The talent and compensation committee, in conjunction with its compensation advisor, regularly reviews various elements of our compensation program for both crew and directors. In fiscal 2025, Meridian supported the talent and compensation committee with the mandates listed above and also provided other support, including advice regarding the compensation of our new Chief Financial Officer and an update on executive compensation governance and regulatory trends.

The talent and compensation committee has examined the independence of Meridian under factors contained in the Nasdaq listing standards and determined that Meridian is independent and concluded that their work for us does not raise any conflict of interest. Because of policies and procedures that Meridian and the talent and compensation committee have in place, the talent and compensation committee is confident that the advice it receives from executive compensation consultants at Meridian is objective and not influenced by Meridian’s or its affiliates’ relationships with the Company or its officers.

Shareholder Advisory Vote on Executive Compensation

At our June 2025 annual meeting, we conducted a “Say-on-Pay” shareholder advisory vote, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Having received approximately 97% of the shares voting in approval of this advisory vote on our executive compensation, the talent and compensation committee believes that our shareholders are supportive of our executive compensation practices. Nevertheless, we continue to review and refine our executive compensation practices in an ongoing effort to ensure that those practices support our overall corporate goals and values and are aligned with our compensation philosophy. Our next Say-on-Pay vote, which we conduct on an annual basis, will be conducted at this Annual Meeting.

Base Salary

The talent and compensation committee believes that competitive salaries must be paid in order to attract and retain high-quality executives. We annually review our executives’ base salaries and make adjustments when appropriate based on individual and Company performance as well as market competitiveness.

In early fiscal 2025, following a review of the market competitiveness of compensation provided to our Named Executive Officers and in consideration of their respective considerable contributions to our ongoing growth and the achievement of our strategic objectives, the talent and compensation committee determined to make no changes to the base salaries of our Named Executive Officers then in service. This resulted in the following base salary rates being in effect for fiscal 2025:

Named Executive Officer	2025 Base Salary (Rate)
Winnie Y. Park	$1,100,000
Kenneth R. Bull	$825,000
Kristy Chipman	$700,000
George Hill	$700,000
Daniel J. Sullivan	$850,000
Eric M. Specter	$650,000
Amit Jhunjhunwala	$575,000

See “Executive Compensation—Summary Compensation Table” for more information about the actual amounts earned by each Named Executive Officer in each fiscal year.

Annual Incentive Bonus

Named Executive Officers earn cash incentive awards under the Five Below, Inc. 2020 Performance Bonus Plan (“Incentive Bonus Plan”) for achieving and exceeding our annual financial goals. The Incentive Bonus Plan is administered by the talent and compensation committee. Payouts under the plan are calculated based on our performance relative to targets that are approved by the talent and compensation committee each year. Historically, our talent and compensation committee has approved the design and performance targets for the applicable year’s incentive bonus plan during the first fiscal quarter. However, due to the uncertainties surrounding tariffs being imposed by the U.S. government and its trading partners, the talent and compensation committee waited to establish the performance metrics and targets for its 2025 annual incentive program until later in the year.

Each Named Executive Officer has a targeted bonus opportunity defined as a percent of base salary. The target bonus opportunities for our Named Executive Officers participating in our fiscal 2025 annual incentive program were as follows:

Named Executive Officer	Fiscal 2025 Target Bonus (% of base salary) (1)
Winnie Y. Park	125%
Kenneth R. Bull	100%
Kristy Chipman	75	% (2)
George Hill	75%
Daniel J. Sullivan	50	% (3)
Eric M. Specter	75%
Amit Jhunjhunwala	75%

1	Executives’ annual incentive bonus percentages did not increase from 2024 to 2025.
2	Ms. Chipman forfeited her fiscal 2025 target bonus opportunity when her employment with us ceased on June 6, 2025.
3
As a result of his October 6, 2025 start date, Mr. Sullivan’s fiscal 2025 target bonus was limited to 50% of his annual base salary. For future years, his target annual bonus opportunity will be 100% of annual base salary.

•
The performance metrics are post-incentive adjusted operating income and total Company sales (referred to as “net sales”), equally weighted. Post-incentive adjusted operating income is a non-GAAP
measure. See
Appendix
A-1
for how we define post-incentive adjusted operating income and a reconciliation of post-incentive adjusted operating income to GAAP operating income.

•
Payouts for each metric can range from 0% to 200% of target, with payouts interpolated on a linear basis for actual performance that falls between threshold, target, above target and maximum performance goals.

•	For the portion of the bonus determined based on net sales, payout is capped at target if post-incentive adjusted operating income does not equal or exceed the threshold level.
The talent and compensation committee considered the target goals to be challenging and that the level of performance required to achieve maximum payout under the Incentive Bonus Plan would be reflective of truly outstanding performance. In particular, our fiscal 2025 targets exceeded our fiscal 2024 actual achievements by 13.7% in the case of net sales, and 8.6% in the case of post-incentive adjusted operating income. The table below summarizes performance levels and actual outcomes for post-incentive adjusted operating income and net sales under the Incentive Bonus Plan for fiscal 2025:

Metric	Fiscal 2025 Bonus Metric Weightings (% of Target)	Threshold (25% payout)	Below Target (50% payout)	Target (100% payout)	Maximum (200% payout)	Actual Achievement	Actual Achievement (% of Target)	Weighted Actual Achievement (% of Target)
Net Sales	50%	$4,253.0	$4,295.5	$4,408.5	$4,572.2	$4,764.1	200%	100%
Post-Incentive Adjusted Operating Income	50%	$313.5	$323.2	$353.8	$400.5	$468.9	200%	100%
Total Payout								200%
See the Summary Compensation Table below for the Incentive Bonus Plan amounts actually earned by each NEO.
Long-term Equity Incentive Compensation
Equity awards are a vital piece of our total compensation package. They are intended to compensate Named Executive Officers for sustained long-term performance, align the interests of our Named Executive Officers and shareholders and encourage retention through multi-year vesting schedules. Long-term equity incentive awards may take a variety of forms, including the PRSU and RSU grants made in fiscal 2025. Levels, mix, and frequency of awards are determined by the talent and compensation committee, and are designed to reflect each recipient’s level of responsibility and performance.
Overview of Fiscal 2025 Long-term Equity Incentive Awards
Our long-term equity incentive program for fiscal 2025 for our Named Executive Officers provided for RSUs vesting over three years and PRSUs that may be earned over a three-year period on our TSR relative to that of a comparator group. The value of our annual equity grants is targeted to be at competitive levels, though actual value realized will vary based on our long-term performance.
For fiscal 2025, the aggregate stated values at target of the annual 2025 equity grants approved by our talent and compensation committee in each of March and June 2025, were:

Named Executive Officer	Fiscal 2025 LTI Target Award Value
Winnie Y. Park	$4,000,000
Kenneth R. Bull	$2,500,000
Kristy Chipman	$1,200,000	(1)
George Hill	$1,000,000	(2)
Amit Jhunjhunwala	$700,000
Eric M. Specter	$900,000

1	Ms. Chipman’s fiscal 2025 awards were forfeited upon her cessation of employment.
2	Mr. Hill’s fiscal 2025 awards were forfeited upon his cessation of employment.
In addition, when Mr. Sullivan joined the Company in October 2025, he was awarded a one-time
new hire award of RSUs with a stated value of $2,000,000, vesting annually over three years. The talent and compensation committee believes that such new hire award aligns Mr. Sullivan’s interests with that of our shareholders, motivates him to achieve Company goals and rewards him for shareholder value he aims to create. Mr. Sullivan was not eligible for any additional equity awards granted during fiscal 2025 as a result of his hire date late in the fiscal year.
These stated values were converted into a number of RSUs and target PRSUs by dividing the stock price on March 20, 2025, the first business day after the Company released earnings. The RSUs and one half of the PRSUs were granted at that time. The talent and compensation committee intended to establish operating metrics and goals for the second half of the PRSU awards, consistent with prior years. However, due to the uncertainties surrounding tariffs being imposed by the U.S. government and its trading partners, the talent and compensation committee waited to establish such metrics and goals in the hope that it would have greater visibility regarding appropriate metrics and goals by the second quarter of fiscal 2025. Nonetheless, given ongoing uncertainty, the talent and compensation committee opted in the second quarter of fiscal 2025 to grant the second half of the PRSUs with the same relative TSR goals as the first half of the PRSUs.
Note that the value of these equity grants reported in the Summary Compensation Table and the Grant of Plan-Based Awards Table below is required by SEC rules to be reported based on the grant date fair value of each award, as measured for accounting purposes. While the PRSUs are 60% of the annual 2025 equity grants, the accounting value for those PRSUs in the Summary Compensation Table and the Grant of Plan-Based Awards Table below exceeds 60% of the stated value shown in the table above. This is primarily due to two technical reasons. First, applicable accounting rules require the grant date fair value of PRSUs with a market condition (including relative TSR metrics) to be measured using a Monte Carlo valuation, which often exceeds the stock price on the grant date. Second, the grant date for accounting purposes of the second half of the 2025 PRSUs was not deemed to occur until the performance goals for that second half was established in the second quarter of fiscal 2025. Because our stock price at that time was higher than our stock price was at the time we granted the first half of the 2025 PRSUs, the second half of the 2025 PRSUs is reported with a much higher grant date fair value, even though the size and terms of both halves are identical.

See “Grant of Plan-Based Awards Table” for more information on the awards granted in fiscal year 2025.

2025 RSU Awards

The retentive element of RSUs that vest solely based on continued service provides a complement to the PRSUs, which, in addition to containing a service-based vesting component, vest based on the achievement of specified performance criteria. Each RSU represents the right to receive one share of our stock, contingent on continued service to the Company. See “Grant of Plan-Based Awards Table” for more information on the awards granted in fiscal year 2025.

RSUs granted in fiscal year 2025 will vest in equal amounts over a three-year period, with 1/3rd vesting on each of the first, second and third anniversary of the grant date. In addition, the vesting of these RSUs will accelerate in connection with the grantee’s termination due to death, disability or retirement, in each case, subject to the executive (or the executive’s estate or beneficiary, in the event of death) executing a release of claims and such release becoming irrevocable.

To be eligible for retirement treatment, a Named Executive Officer must (i) remain in service at least nine months after the relevant award’s grant date, (ii) provide advance written notice of intent to retire, (iii) have attained age 60, and (iv) have completed a number of years of continuous employment with the Company that, when added to his or her age, is at least 72. Of the Named Executive Officers who received annual fiscal 2025 long-term incentive awards and who are still in service, only Messrs. Bull and Specter have satisfied the age and service conditions for retirement.

2025 PRSU Awards

The PRSUs granted in 2025 (the “2025 PRSUs”) were designed to reward performance over a three-year period. Key design details include:

•

PRSUs represent the right to receive shares of our common stock based on the attainment of applicable performance criteria and, generally, are further subject to continued service through the end of fiscal 2027.

•

The 2025 PRSUs may be earned based on performance over a three-year period, with such performance based on relative TSR goals. Relative total shareholder return is measured in four equally weighted performance periods, each commencing on the first day of fiscal 2025 and ending, respectively, on the last day of each fiscal quarter of fiscal 2027.

•

To provide a more statistically significant comparison, the peer group used to determine relative TSR performance for 2025 PRSUs was expanded from the 19 companies used in prior years to a custom peer group consisting of 80 publicly-traded U.S. companies with revenue between $500 million and $60 billion in the following industries: apparel retail, accessories & luxury goods, footwear, broadline retail, other specialty retail, and consumer staples merchandise retail.

•	For purposes of measuring TSR, a trailing 40-trading day average is used for both the opening and closing prices in each performance period (both for the Company and the comparator group members).

•	Vesting of 2025 PRSUs is generally conditioned on continued service through the end of fiscal 2027, with accelerated vesting in certain cases, as noted below.

•	Between 0%-200% of the PRSUs can be earned.

The 2025 PRSUs also included the following accelerated vesting terms. Upon a Named Executive Officer’s termination of employment due to death or disability, any previously earned TSR Units for closed performance periods will vest, and the TSR Units for uncompleted TSR performance periods will vest at the target level. Upon a Named Executive Officer’s termination due to retirement, a pro-rata portion of the PRSUs will remain outstanding (based on the portion of the three-year performance period actually worked by the grantee) and remain eligible to vest based on actual performance through the end of three-year performance period, subject to the executive executing, and not revoking, a general release of claims against the Company. Upon a change in control, any previously earned TSR Units for closed performance periods will vest, and TSR Units for uncompleted TSR periods will vest at the greater of: (i) the target amount, or (ii) the actual performance level through the change in control, as determined in the talent and compensation committee’s discretion.

The performance scale for each performance period of the relative TSR component of the 2025 PRSUs is as follows, with interpolation for performance between any two levels:

	Relative TSR Performance Percentile	% of Target PRSUs Earned
Maximum	80th	200%
Target	50th	100%
Threshold	30th	50%

If performance of relative TSR is below threshold, no amount of PRSUs will become earned for the applicable period.

2023 PRSU Outcomes

The PRSUs granted in March (or July for Ms. Chipman) of 2023 (the “2023 PRSUs”) were designed to reward performance over a three-year performance period from the start of fiscal 2023 through the end of fiscal 2025.

The key features of the 2023 PRSUs are as follows:

•	Continuous employment through the end of fiscal year 2025.

•

Fifty percent of the 2023 PRSUs were subject to a three-year cumulative adjusted operating income metric, with the performance period for such component of the 2023 PRSUs being the three-year period ending on the last day of fiscal 2025. Adjusted operating income is a non-GAAP measure. See Appendix A-1 for how we define adjusted operating income and a reconciliation of adjusted operating income to GAAP operating income for the three-year performance period.

•

Fifty percent of the 2023 PRSUs were subject to a relative TSR metric based on four equally weighted performance periods each of which commenced on January 29, 2023 and ended, respectively, on the last day of each fiscal quarter of fiscal 2025. The specified peer group consisted of the 15 peers the Company used for compensation benchmarking in 2023, plus The TJX Companies, Inc., Dollar General Corporation, Dollar Tree, Inc. and Ross Stores, Inc.

The performance scale for the adjusted operating income component of the 2023 PRSUs was as follows, with interpolation for performance between any two levels:

	Cumulative AOI (in millions)	% of AOI Units Earned
Maximum	$1,674	200%
Target	$1,536	100%
Threshold	$1,237	50%

Actual cumulative AOI for the performance period was $1.169 billion, and therefore no AOI Units were earned.

The performance scale for each performance period of the relative TSR component of the 2023 PRSUs was as follows, with interpolation for performance between any two levels:

	TSR Performance Percentile	% of TSR Units Earned
Maximum	80th	200%
Target	55th	100%
Threshold	30th	25%

The talent and compensation committee has determined the following performance outcomes for the four relative TSR performance periods:

Performance Period	Company TSR	Relative TSR Performance	Percent of Performance Period Target Earned
First day of Fiscal 2023 through last day of Q1 of Fiscal 2025	-60.2%	12th percentile	0%

First day of Fiscal 2023 through last day of Q2 of Fiscal 2025	-27.4%	50th percentile	85.21%

First day of Fiscal 2023 through last day of Q3 of Fiscal 2025	-15.7%	47th percentile	76.38%

First day of Fiscal 2023 through last day of Fiscal 2025	3.8%	52nd percentile	91.15%

TSR Units earned as a percent of target (average of results for four relative TSR performance periods)			63.19%

Because AOI Units represented 50% of 2023 PRSUs and were not earned, and TSR Units represented 50% of 2023 PRSUs and were earned at 63.19% of target, the talent and compensation committee determined that the 2023 PRSUs were earned at approximately 32% of target.

2024 Special PRSUs

In July 2024, the talent and compensation committee granted Mr. Bull 14,281 target PRSUs in recognition of his mission critical role and to encourage his continued focus on corporate performance during a period of leadership transition. The ultimate payout for this special retention award could vary between zero and 200% of target number of units, with 50% of the result based on comparable sales performance in the fourth quarter of fiscal 2024, and 50% of the result based on comparable sales performance in the first two quarters of fiscal 2025. “Comparable sales” is an important measure of our performance, but is a non-GAAP measure. See Appendix A-1 for how we define comparable sales and a reconciliation of comparable sales to our net sales.

The performance scale for the second performance period (i.e. the first two quarters of fiscal 2025) was as follows, with interpolation for performance between any two levels:

	Q1 and Q2 Fiscal 2025 Comparable Sales (% change)	Payout (% of Target)
Maximum	4% or higher	200%
Target	2%	100%
Threshold	(1%)	0%

Actual comparable sales performance for the first two quarters of fiscal 2025 was 9.8%, which resulted in the second half of Mr. Bull’s special PRSU award being earned at 200% of target.

Equity Award Timing

Our talent and compensation committee has no formal policy regarding the timing of equity-based awards, but in recent years has provided that the grant date for annual equity awards (and the date of the closing stock price used to convert stated award values to a number of RSUs or PRSUs) will be one trading day following the release of earnings data for the preceding fiscal year. Off-cycle awards are occasionally made, and their timing is generally dictated by the event precipitating the award (e.g., new hire, promotion, etc.) and by the schedules of the individual or individuals approving the award (which may be the talent and compensation committee or, for non-executive officers, the Chief Executive Officer pursuant to an annual delegation of authority from the talent and compensation committee). Should material non-public information exist at the time that equity-based awards are approved, the individual(s) approving the awards would consider the anticipated effect of the material non-public information on our stock price and could take such effect into account when sizing the awards. We do not time the release of material information to affect the value of executive compensation.

Retirement, Health and Welfare Benefits and Other Perquisites

Our Named Executive Officers are entitled to participate in all of our employee benefit plans, including medical, dental, vision, group life and disability insurance, the Five Below, Inc. Employee Stock Purchase Plan, the Five Below 401(k) Retirement Savings Plan, and our vacation and paid holiday plans. Generally, our Named Executive Officers participate in these plans and programs on the same or similar basis as are generally offered to our other salaried crew. We provide limited perquisites to Named Executive Officers.

Deferred Compensation Plan

Our Named Executive Officers are eligible to participate in the Five Below, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), which was adopted effective July 1, 2021. Participants in the Deferred Compensation Plan may elect to defer up to 80% of their annual base salary and annual bonus into the plan. In addition, 100% of amounts refunded from the Five Below 401(k) Retirement Savings Plan as a result of certain legal limits will be automatically deferred into the Deferred Compensation Plan. Each participant’s deferred compensation account under the plan will be deemed invested in investment vehicles selected by the participant. These investment vehicles are generally the same mutual funds offered under our 401(k) plan. Plan distributions will be made in a lump sum or annual installments in accordance with the participant’s elections.

Severance Arrangements

The Company maintains the Five Below, Inc. Executive Severance Plan (the “Severance Plan”). Under the Severance Plan, each of Ms. Chipman and Mr. Hill were, and Mr. Sullivan and Mr. Jhunjhunwala are, eligible to receive 12 months of salary and reimbursements of COBRA expenses upon a termination of employment by the Company without “cause” or a resignation by such executive for “good reason.” Ms. Park and Mr. Specter are not eligible to receive benefits under the Severance Plan, but have severance entitlements built into their employment agreements. Mr. Bull has severance entitlements under both his employment agreement and the Severance Plan.

The benefits potentially payable to each executive upon a termination pursuant to the Severance Plan and/or individual employment agreements are more fully described below in the section entitled “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

As a general matter, the talent and compensation committee believes that severance arrangements, when properly tailored, are appropriate and necessary to retain the Named Executive Officers and to recruit other potential executive candidates.

The talent and compensation committee also believes that reasonable severance benefits should generally be:

•	established with reference to an executive’s position and current cash compensation opportunities, not with reference to his or her tenure;

•	conditioned upon execution of a release of claims against the Company and its affiliates; and

•	accompanied by the executive’s commitment not to compete with the Company for a reasonable period following any cessation of his or her employment.

No Named Executive Officer of the Company has a right to receive a tax gross-up related to the impact of the excise tax under Section 280G of the Internal Revenue Code.

Restrictions on Hedging and Pledging

The Company considers it inappropriate for Named Executive Officers, and others employed by or associated with the Company, to engage in certain transactions related to the Company’s securities which could result in their interests no longer being aligned with the same interests and objectives as other shareholders of the Company. Therefore, the Company imposes certain restrictions on these individuals related to the hedging and pledging of Company securities, which are described more fully in the Compensation Risk Analysis section above.

Post-Fiscal 2025 Compensation Decisions

Since the end of fiscal 2025, the decisions of the talent and compensation committee have included the following:

•	NEOs’ base salaries (with the exception of Mr. Sullivan) were increased for 2026 as follows:

•	$1,250,000 (previously $1,100,000) for Ms. Park;

•	$865,000 (previously $825,000) for Mr. Bull;

•	$595,000 (previously $575,000) for Mr. Jhunjhunwala; and

•	$675,000 (previously $650,000) for Mr. Specter.

•	Ms. Park’s target bonus opportunity was increased to 130% of annual base salary in 2026 (previously 125%);

•	Ms. Park’s temporary housing allowance (up to $15,000 per month) was extended by nine months (until mid-September 2026);

•

To further emphasize key measures of operating performance, our PRSU design has been updated for 2026 to measure performance based on a three-year net sales (60% weighting) and three-year adjusted operating income (40% weighting). The number of PRSUs that may be earned based on these performance measures continues to range from 0 to 200% of target, but is then further subject to a relative TSR modifier, which can increase or decrease the initial outcome by 25% based on our stock price performance relative to peers.

•

For 2026 PRSUs, the peer group used to determine relative TSR performance was fixed using the same methodology as the 2025 PRSUs, and continues to consist of US, publicly-traded companies with revenue between $500M and $60B in the following industries: Apparel Retail, Accessories & Luxury Goods, Footwear, Broadline Retail, Other Specialty Retail, and Consumer Staples Merchandise Retail.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the annual compensation awarded or paid to or earned by the Named Executive Officers for fiscal years 2025, 2024 and 2023:

Name & Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Winnie Y. Park	2025	1,100,000	—		6,792,215	2,750,000	171,869	10,814,084
Chief Executive Officer and President	2024	126,923	—		999,915	—	77,172	1,204,010

Daniel J. Sullivan(3)	2025	261,538	500,000	(4)	1,999,861	850,000	15,867	3,627,266
Chief Financial Officer

Kenneth R. Bull(3)	2025	825,000	—		4,245,283	1,650,000	17,468	6,737,751
Chief Operating Officer	2024	797,115	400,000		5,081,605	—	15,837	6,294,557
	2023	718,269	—		2,914,186	540,000	13,385	4,185,840

Eric M. Specter	2025	650,000	—		1,528,316	975,000	14,379	3,167,695
Chief Administrative Officer	2024	648,269	300,000		2,093,208	—	12,075	3,053,552
	2023	613,289	—		1,049,008	342,900	13,288	2,018,485

Amit Jhunjhunwala	2025	575,000	—		1,188,828	862,500	7,740	2,634,068
Chief Information Officer

Kristy Chipman	2025	255,769	—		985,870	—	376,596	1,618,235
Former Chief Financial Officer & Treasurer	2024	669,231	300,000		1,894,721	—	6,562	2,870,514
	2023	290,769	—		816,960	324,000	750	1,432,749

George Hill	2025	700,000	—		1,698,098	1,050,000	16,837	3,464,932
Former Chief Retail Officer	2024	697,115	300,000		2,192,540	—	14,148	3,203,803
	2023	649,135	—		1,748,569	364,500	11,298	2,773,502

(1)

The amounts in this column, computed in accordance with current Financial Accounting Standard Board guidance for accounting for and reporting of stock-based compensation, represent the aggregate grant-date fair value of time-based restricted stock unit and performance-based restricted stock unit awards. Further detail surrounding the awards, the method of valuation and the assumptions made are set forth in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report on Form 10-K under “Critical Accounting Policies and Estimates.”

(2)

For Ms. Park, the amount in the “All Other Compensation” column for fiscal 2025 consists of $166,792 in relocation benefits provided to her by the Company and $5,077 in Company matching contributions under the 401(k) plan. For Mr. Sullivan, the 2025 amount in this column consists solely of relocation benefits paid to him by the Company. For Ms. Chipman, the 2025 amount in this column consists of $364,212 paid to her by the Company in connection with her cessation of services to the Company (as further described in the Compensation Discussion and Analysis above) and $12,384 in Company matching contributions under the 401(k) plan. For the remaining executives, the 2025 amounts in this column consist solely of Company matching contributions under the 401(k) plan. The value of the foregoing benefits was determined based on the actual cost of such benefits to the Company.

(3)	Mr. Sullivan joined the Company in October 2025. Prior to Mr. Sullivan joining, Mr. Bull also served as interim Chief Financial Officer & Treasurer.
(4)	Reflects Mr. Sullivan’s one-time sign on bonus.

Grants of Plan-Based Awards

The following table shows all grants of awards in fiscal 2025 to each of the executive officers named in the Summary Compensation Table:

Name	Grant Date		Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)	Maximum (#)	or Units (#)	Awards ($)(3)
Winnie Y. Park	3/20/2025	(4)	3/16/2025							21,022	1,599,984
	3/20/2025	(5)	3/16/2025				7,884	15,767	31,534		1,686,438
	6/12/2025	(6)	6/12/2025				7,884	15,767	31,534		3,505,792
	8/26/2025	(7)	8/26/2025	343,750	1,375,000	2,750,000
Kenneth R. Bull	3/20/2025	(4)	3/16/2025							13,138	999,933
	3/20/2025	(5)	3/16/2025				4,928	9,855	19,710		1,054,091
	6/12/2025	(6)	6/12/2025				4,928	9,855	19,710		2,191,259
	8/26/2025	(7)	8/26/2025	206,250	825,000	1,650,000
Kristy Chipman	3/20/2025	(4)(8)	3/16/2025							6,306	479,950
	3/20/2025	(5)(8)	3/16/2025				2,365	4,730	9,460		505,921
	8/26/2025	(8)	8/26/2025	N/A	N/A	N/A
George Hill	3/20/2025	(4)	3/16/2025							5,255	399,958
	3/20/2025	(5)	3/16/2025				1,971	3,942	7,884		421,636
	6/12/2025	(6)	6/12/2025				1,971	3,942	7,884		876,504
	8/26/2025	(7)	8/26/2025	131,250	525,000	1,050,000
Eric M. Specter	3/20/2025	(4)	3/16/2025							4,729	359,924
	3/20/2025	(5)	3/16/2025				1,774	3,548	7,096		379,494
	6/12/2025		6/12/2025				1,774	3,548	7,096		788,898
	8/26/2025	(7)	8/26/2025	121,875	487,500	975,000
Daniel J. Sullivan	10/6/2025	(7)	8/25/2025	106,250	425,000	850,000
	10/6/2025	(9)	8/25/2025							13,014	1,999,861
Amit Jhunjhunwala	3/20/2025	(4)	3/16/2025							3,678	279,933
	3/20/2025	(5)	3/16/2025				1,380	2,760	5,520		295,210
	6/12/2025	(6)	6/12/2025				1,380	2,760	5,520		613,686
	8/26/2025	(7)	8/26/2025	107,812.5	431,250	862,500

(1)

Amounts represent cash annual incentive bonus opportunities provided to Named Executive Officers under the Incentive Bonus Plan in fiscal 2025. The criteria used to determine the amount of the annual bonus payable to each executive and additional detail is described above under “Compensation Discussion and Analysis—Annual Incentive Bonus.”

(2)

Amounts represent grants of the PRSUs under the Five Below, Inc. 2022 Equity Incentive Plan (the “2022 Plan”). The term “Threshold” means the lowest non-zero amount that could be delivered as PRSUs based on the Company’s performance over the applicable performance period. The threshold is not a minimum amount payable or deliverable. If specified performance objectives are not met for the applicable performance period, no PRSUs would be earned for that performance period. For more details, see “Compensation Discussion and Analysis—Long-term Equity Incentive Compensation” above.

(3)

Amounts with respect to stock awards represent the fair value of the awards on the date of grant, as computed in accordance with applicable accounting standards and the assumptions contained in Note 1 and Note 8 to the consolidated financial statements included as a part of the 2025 Form 10-K, filed with the SEC on March 19, 2026.

(4)	Represents annual RSU awards, which awards vest 33% on each of the first, second and third anniversaries of the grant.
(5)	Represents half of the 2025 PRSU awards, which may be earned based on the Company’s relative total shareholder return from fiscal 2025 through fiscal 2027.
(6)

Represents half of the 2025 PRSU awards, which have the same design as the PRSU awards described in footnote 5. See the Compensation Discussion and Analysis above for a discussion of the timing and terms of these awards.

(7)

Represents 2025 annual incentive opportunities, which were approved in August 2025 following postponements due to tariff uncertainty that necessitated further review of the annual incentive program design. In the case of Mr. Sullivan, his 2025 annual incentive opportunity was approved upon commencement of his employment. As a result of his October 6, 2025 start date, Mr. Sullivan’s fiscal 2025 target bonus was limited to 50% of his annual base salary.

(8)

Ms. Chipman forfeited her 2025 RSU award and the first half of her 2025 PRSU awards upon her cessation of employment on June 6, 2025. In addition, she forfeited her 2025 annual incentive opportunity and did not receive the second half of her 2025 PRSU awards, as her employment ceased before the talent and compensation committee approved the metrics for those awards.

(9)	Represents a new-hire RSU award granted to Mr. Sullivan upon commencement of his employment, which award vests 33% on each of the first, second and third anniversaries of the grant.

Outstanding Equity Awards at Year End Fiscal 2025

The following table details information concerning unexercised stock options, stock awards that have not vested, and stock awards that have not yet been earned for each of the executive officers named in the Summary Compensation Table as of January 31, 2026:

Stock Awards

Name	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Winnie Y. Park	12/16/2024	4,761	(2)	912,398	—		—
	3/20/2025	21,022	(3)	4,028,656	—		—
	3/20/2025	—		—	31,534	(4)	6,043,176
	6/12/2025	—		—	31,534	(5)	6,043,176
Kenneth R. Bull	3/7/2022	431	(6)	82,597	—		—
	3/8/2023	1,556	(6)	298,192	—		—
	3/21/2024	3,535	(6)	677,447	—		—
	8/1/2024	11,426	(7)	2,189,679	—		—
	3/20/2025	13,138	(3)	2,517,766	—		—
	3/21/2024	—		—	5,303	(8)	1,016,267
	3/21/2024	—		—	5,303	(9)	1,016,267
	3/20/2025	—		—	19,710	(4)	3,777,224
	6/12/2025	—		—	19,710	(5)	3,777,224
George Hill	3/7/2022	345	(6)	66,116
	3/8/2023	934	(6)(10)	178,992	—		—
	3/21/2024	1,414	(6)(10)	270,979	—		—
	8/1/2024	8,569	(7)(10)	1,642,163	—		—
	3/20/2025	5,255	(3)(10)	1,007,068	—		—
	3/21/2024	—		—	2,121	(8)(11)	406,468
	3/21/2024	—		—	2,121	(9)(11)	406,468
	3/20/2025	—		—	3,942	(4)(11)	755,445
	6/12/2025	—		—	3,942	(5)(11)	755,455
Eric M. Specter	3/7/2022	345	(6)	66,116	—		—
	3/8/2023	561	(6)	107,510	—		—
	3/21/2024	1,272	(6)	243,766	—		—
	8/1/2024	8,569	(7)	1,642,163	—		—
	3/20/2025	4,729	(3)	906,266	—		—
	3/21/2024	—		—	1,909	(8)	365,841
	3/21/2024	—		—	1,909	(9)	365,841
	3/20/2025	—		—	7,096	(4)	1,359,878
	6/12/2025	—		—	7,096	(5)	1,359,878
Daniel J. Sullivan	10/6/2025	13,014	(12)	2,494,003	—		—
Amit Jhunjhunwala	1/4/2023	864	(6)	165,577	—		—
	3/8/2023	373	(6)	71,482	—		—
	3/21/2024	989	(6)	189,532	—		—
	8/1/2024	8,569	(7)	1,642,163	—		—
	3/20/2025	3,678	(3)	704,852	—		—
	3/21/2024	—		—	1,485	(8)	284,585
	3/21/2024	—		—	1,485	(9)	282,585
	3/20/2025	—		—	5,520	(4)	1,057,853
	6/12/2025	—		—	5,520	(5)	1,057,853

(1)	This value was calculated using the closing price of our stock on January 30, 2026, the last trading date before the end of fiscal 2025 ($191.64).
(2)

These restricted stock units vest upon the following time-based schedule: 50% of the restricted stock units vested on the first anniversary of the grant date and 50% of the restricted stock units vest on the second anniversary of the grant date, subject generally to the continued employment of the grantee on each such date.

(3)	These restricted stock units vest over a three-year period, with 1/3rd vesting on each of the first, second and third anniversaries of the grant date.
(4)

Represents half of the 2025 PRSU awards, which may be earned based on the Company’s relative total shareholder return from fiscal 2025 through fiscal 2027. They are shown here at 200% of target which is the highest performance level based on TSR performance measured through the end of fiscal 2025 and the current projected payout.

(5)

Represents the second half of the 2025 PRSU awards, which have the same design as the PRSU awards described in footnote 4. They are shown here at 200% of target which is the highest performance level based on TSR performance measured through the end of fiscal 2025 and the current projected payout.

(6)

These restricted stock units vest upon the following time-based schedule: 50% of the restricted stock units vest on the second anniversary of the grant date and 25% of the restricted stock units vest on each of the third and fourth anniversary dates, subject generally to the continued employment of the grantee on each such date.

(7)

These restricted stock units vest upon the following time-based schedule: 25% of the restricted stock units vest on the first anniversary of the grant date, 25% of the restricted stock units vest on the 540th day after the date of grant, and the remaining 50% of the restricted stock units vest on the second anniversary of the grant date, subject generally to the continued employment of the grantee on each such date.

(8)

These units represent the TSR portion of the PRSUs granted in fiscal 2024 (awarded on March 21, 2024) that are subject to open performance periods. They are shown here at 100% of target which is the next highest performance level based on TSR performance measured through the end of fiscal 2025.

(9)

These units represent the AOI portion of the PRSUs granted in fiscal 2024 (awarded on March 21, 2024) that are subject to open performance periods. They are shown here at 100% of target which is the next highest performance level based on performance measured through the end of fiscal 2025.

(10)

Mr. Hill forfeited the following amounts of his annual RSU awards upon cessation of his employment: 468 shares of his 3/8/2023 award, 707 shares of his 3/21/2024 award, 8,569 shares of his 8/1/2024 award and 3,504 shares of his 3/20/2025 award.

(11)	Mr. Hill forfeited his 2024 and 2025 PRSU awards upon cessation of his employment.
(12)

Represents Mr. Sullivan’s initial grant of restricted stock units upon commencement of his employment. These restricted stock units vest over a three-year period, with 1/3rd vesting on each of the first, second and third anniversaries of the grant date.

Option Exercises and Stock Vested

The following table details restricted stock units vesting during fiscal 2025 for each of the Named Executive Officers. No stock options were exercised in fiscal 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
Winnie Y. Park	4,762	841,779
Daniel J. Sullivan	—	—
Kenneth R. Bull	39,099	5,473,010
Kristy Chipman	311	25,514
George Hill	11,847	1,848,127
Eric M. Specter	10,735	1,679,740
Amit Jhunjhunwala	10,667	1,748,938

(1)	The value realized on vesting is determined by multiplying the number of vested shares by the closing price of the Company’s common stock on the vesting date.

Nonqualified Deferred Compensation

The following table sets forth information with respect to the Company’s Deferred Compensation Plan, which provides for the deferral of compensation for the Named Executive Officers that is not tax-qualified. The Deferred Compensation Plan is described in further detail on page 43 above.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Winnie Y. Park	93,077	—	5,415	—	106,954
Kenneth R. Bull	145,961	—	108,552	—	873,401
Kristy Chipman	—	—	30,210	93,673	188,801
George Hill	—	—	—	—	—
Amit Jhunjhunwala	—	—	—	—	—
Eric M. Specter	26,750	—	27,411	—	342,979
Daniel J. Sullivan	—	—	—	—	—

(1)

The amounts listed in this column are reported as compensation in the “Salary” column of the Summary Compensation Table for fiscal 2025 or the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for fiscal 2025, as applicable.

(2)	None of these amounts are reported in the Summary Compensation Table for fiscal 2025 as these amounts represent market-rate earnings.
(3)

The amounts listed in this column include the following amounts which were reported in the Summary Compensation Table in previous years: for Ms. Park, $8,462; Mr. Bull, $531,098; for Ms. Chipman, $230,192, and for Mr. Specter, $263,391.

Potential Payments Upon Termination or Change of Control

We have entered into offer letters or employment agreements with our Named Executive Officers which generally set forth their entitlements to salary, annual bonus opportunities, eligibility for health and welfare benefits, and severance entitlements, as applicable. These Named Executive Officers are generally subject to standard restrictive covenants under the terms of their offer letters, employment agreements and/or non-disclosure agreements, including non-competition, non-solicitation and non-disclosure of confidential information.

Ms. Park and Mr. Specter have contractual severance entitlements pursuant to their offer letters or employment agreements (as described below). In addition, Ms. Chipman and Mr. Hill had, and Messrs. Jhunjhunwala and Sullivan have, entitlements to severance under the Severance Plan. Mr. Bull is eligible for the greater of the severance entitlements described in his employment agreement or the Severance Plan (which would generally be those described in the Severance Plan). Any severance benefits payable to a Named Executive Officer, whether under an offer letter, employment agreement or the Severance Plan, are subject to execution of a release.

Our Named Executive Officers are also entitled to accelerated vesting of certain equity grants upon the occurrence of a change in control (as defined in the applicable equity plan) and upon certain termination events, as indicated in the table entitled “Potential Payments” below.

Termination Without Cause; Resignation for Good Reason—Ms. Park

Under Ms. Park’s employment agreement, if we terminate Ms. Park’s employment without “cause” or if Ms. Park resigns for “good reason,” Ms. Park will be entitled to receive:

•	base salary continuation for 24 months based on her base salary in effect on the date of termination;

•	a pro rata portion of any earned but unpaid annual bonus for the fiscal year in which her termination of employment occurs; and

•	monthly payments equal to applicable COBRA premiums for a period of up to 18 months.

Pursuant to Ms. Park’s employment agreement, “cause” is defined as:

•	the executive’s alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription);

•

the executive’s refusal, failure or inability to perform any material obligation or fulfill any duty (other than a duty or obligation relating to confidentiality, noncompetition, nonsolicitation or proprietary rights) to us (other than due to a “disability”), which failure, refusal or inability is not cured by the executive within 10 days after receipt of notice;

•	the executive’s gross negligence or willful misconduct in the course of employment;

•

any material breach by the executive of any obligation or duty to us or any of our affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights;

•	other material conduct of the executive involving any type of disloyalty to us or any of our affiliates, including, without limitation, fraud, embezzlement, theft or proven dishonesty; or

•	the executive’s conviction of (or the entry of a plea of guilty or nolo contendere to) a felony or a misdemeanor involving moral turpitude.

“Good reason” is defined in Ms. Park’s employment agreement as:

•	a material diminution in the executive’s base salary or performance bonus target;

•	a material adverse change in the executive’s title, authority, responsibilities or duties;

•	a requirement that the executive report to anyone other than the board;

•	any other willful action or inaction by us that constitutes a material breach of the employment agreement; or

•	a relocation of the executive’s principal offices by more than 50 miles.

However, no event described above will constitute “good reason” unless (i) the executive provides written notice of the event within the 60-day period following its occurrence, (ii) we fail to cure such event within 30 days after receipt of his notice and (iii) the executive resigns within 15 days of the expiration of the cure period.

Termination Without Cause; Resignation for Good Reason—Ms. Chipman and Messrs. Hill, Jhunjhunwala and Sullivan

Messrs. Jhunjhunwala and Sullivan are covered by the Severance Plan. Ms. Chipman was covered by the Severance Plan but ultimately did not receive benefits under that plan in connection with her termination, as further described below. Mr. Hill is receiving benefits under the Severance Plan as a result of his termination, as further described below.

Under the Severance Plan, if we terminate a covered executive’s employment without “cause,” or if the covered executive resigns for “good reason,” he or she would be entitled to receive:

•	base salary for 12 months based on the executive’s base salary in effect on the date of termination, payable in a lump sum; and

•	monthly payments equal to applicable COBRA premiums for a period of up to 12 months.

“Cause” is defined under the Severance Plan as:

•	the executive’s refusal or repeated failure to perform the duties assigned;

•	willful or intentional act of the executive that materially injures our reputation or business;

•	felony conviction of executive;

•	misdemeanor conviction relating to or adversely affecting executive’s ability to perform duties and responsibilities;

•	executive’s act of gross misconduct, fraud, embezzlement or theft against the Company;

•	executive’s inability to meet reasonable expectations of executive’s position based on the evaluations of executive’s managers;

•	violation of Company policy applicable to executive; or

•	any action of such extreme nature that the Company determines to be grounds for immediate dismissal of executive.

“Good Reason” is defined under the Severance Plan as:

•	a material and adverse diminution in executive’s base salary;

•	a material, adverse change in executive’s duties or responsibilities;

•	any willful, material breach by the Company of any covenants or obligations under an applicable employment agreement; or

•	a relocation of the executive’s principal office by more than 50 miles.

However, no event described above will constitute “good reason” unless (i) the event constituting “Good Reason” arose without the executive’s consent, (ii) the executive provides written notice of the event within the 30-day period following its occurrence, (iii) we fail to cure such event within 30 days after receipt of the executive’s notice and (iv) the executive resigns within 10 days of the expiration of the cure period.

The Severance Plan also limits payments to eligible employees to twice an amount specified in the Internal Revenue Code. This Internal Revenue Code amount is adjusted annually for inflation and was $360,000 as of February 1, 2026 (so twice that amount was then $720,000). The Severance Plan also limits total payments to participants to the largest amount that would not trigger a golden parachute excise tax, if that reduction would increase the net after-tax amount payable to the employee.

Termination Without Cause; Resignation for Good Reason—Mr. Bull

Under the Severance Plan and his employment agreement, if we terminate the employment of Mr. Bull without “cause” or if he resigns for “good reason,” he will be entitled to receive:

•

base salary equal to 12 months based on his base salary in effect on the date of termination (paid in a lump sum upon a resignation for good reason, or half in a lump sum and half in installments over six months upon a termination without cause); and

•	monthly payments equal to applicable COBRA premiums for a period of up to 12 months.

In Mr. Bull’s case, “cause” includes the items described in Mr. Bull’s employment agreement (which are substantially the same as those described above with respect to Ms. Park), as well as the items described in the definition of “cause” in the Severance Plan. For Mr. Bull, “good reason” has the meaning defined in the Severance Plan.

The amount of Mr. Bull’s severance benefits would also be subject to the limitations contained in the Severance Plan (as described above for Ms. Chipman and Messrs. Hill, Jhunjhunwala and Sullivan).

Termination Without Cause; Resignation for Good Reason—Mr. Specter

If we terminate Mr. Specter’s employment without “cause” (as such term is defined below) or if Mr. Specter resigns for “good reason” (as such term is defined below), Mr. Specter will be entitled to receive:

•	base salary continuation for 12 months based on his base salary in effect on the date of termination; and

•	monthly payments equal to applicable COBRA premiums for a period of up to 12 months.

The definition of “cause” in Mr. Specter’s employment agreement is substantially the same as described above with respect to Ms. Park’s employment agreement.

“Good reason” is defined in Mr. Specter’s employment agreement as:

•	a material diminution in the executive’s base salary or performance bonus target;

•	a material adverse change in the executive’s title, authority, responsibilities or duties;

•	any other willful action or inaction by us that constitutes a material breach of the applicable employment agreement; or

•	a relocation of the executive’s principal offices by more than 50 miles.

Change in Control Treatment of RSUs under our 2022 Plan

Pursuant to our 2022 Plan:

•

If awards are assumed, converted or replaced upon a “change in control” (as defined in the 2022 Plan) and a Named Executive Officer’s employment with the Company (or resulting entity) is terminated without “cause” (as defined in the 2022 Plan) within two years following the change in control, all outstanding equity awards will accelerate and vest in full.

•	If awards are not assumed, converted or replaced upon a change in control, all outstanding awards will accelerate and vest in full.

Departures

•

Response to CFO Departure: On June 4, 2025, the Company and Ms. Chipman entered into a letter agreement providing for the cessation of Ms. Chipman’s employment by the Company in all capacities, effective June 6, 2025. In connection with her resignation, Ms. Chipman received (i) a lump sum payment of $350,000, less withholding taxes, and (ii) a lump sum payment of $14,212, less withholding taxes, intended to offset the cost of obtaining six months of COBRA continuing coverage under the Company’s group health plan.

•

Departure of Chief Retail Officer. Mr. Hill’s employment with us terminated in February 2026, under circumstances entitling him to the following benefits under the Severance Plan: (i) a lump sum payment of $700,000, less withholding taxes, and (ii) a lump sum payment of $20,000, less withholding taxes, intended to offset the cost of obtaining 12 months of COBRA continuation coverage under the Company’s group health plan. In addition, in exchange for Mr. Hill providing 90 days of transition support, the Company agreed to (i) treat such period as vesting services for purposes of 3,269 RSUs scheduled to vest in March 2026, (ii) pay Mr. Hill his otherwise earned 2025 short-term incentive award based on actual corporate performance, (iii) make a lump sum payment to Mr. Hill of $10,000, less withholding taxes, to offset the cost of obtaining outplacement services, and (iv) make an additional lump sum payment of $22,048, less withholding taxes, to defray the remainder of his first 12 months of COBRA costs.

Potential Payments

The table below summarizes the payments and benefits that each NEO would have been entitled to receive if the event specified had occurred on January 31, 2026. For the purpose of calculating amounts in this table, we used a stock price of $191.64, which was the closing price of our stock on January 30, 2026, the last trading date before the end of fiscal 2025.

Name	Cash Severance Payment ($)		Payment of Pro-Rata Annual Bonus ($)		Accelerated Restricted Stock Unit Vesting ($)		Health Insurance Coverage ($)		Paid Life Insurance Benefit ($)		Total ($)
Winnie Y. Park
Resignation for good reason or termination without cause	2,200,000	(1)	2,750,000	(2)	—		18,922	(7)	—		4,950,000
Change in control (no termination)	—		—		6,043,176	(5)	—		—		6,043,176
Resignation for good reason or termination without cause following a change in control	2,200,000	(1)	2,750,000	(2)	10,984,230	(5)	18,922	(7)	—		15,953,152
Death	—		—		10,984,230	(6)	—		500,000	(8)	11,484,230
Disability	—		—		10,984,230	(6)	—		—		10,984,230

Kenneth R. Bull
Resignation for good reason or termination without cause	825,000	(3)	—		—		29,900	(7)	—		854,900
Change in control (no termination)	—		—		5,809,758	(5)	—		—		5,809,758
Resignation for good reason or termination without cause following a change in control	825,000	(3)	—		11,575,439	(5)	29,900	(7)	—		11,605,339
Death	—		—		11,575,439	(6)	—		500,000	(8)	12,075,439
Disability	—		—		11,575,439	(6)	—		—		11,575,439
Retirement	—		—		6,189,972	(9)	—		—		6,189,972

Amit Jhunjhunwala
Resignation for good reason or termination without cause	575,000	(4)	—		—		32,651	(7)	—		607,651
Change in control (no termination)	—		—		1,627,024	(5)	—		—		1,627,024
Resignation for good reason or termination without cause following a change in control	575,000	(4)	—		4,400,629	(5)	32,651	(7)	—		5,008,280
Death	—		—		4,400,629	(6)	—		500,000	(8)	4,900,629
Disability	—		—		4,400,629	(6)	—		—		4,400,629

Eric M. Specter
Resignation for good reason or termination without cause	650,000	(4)	—		—		27,133	(7)	—		677,133
Change in control (no termination)	—		—		2,091,559	(5)	—		—		2,091,559
Resignation for good reason or termination without cause following a change in control	650,000	(4)	—		5.057,380	(5)	27,133	(7)	—		5,734,513
Death	—		—		5,057,380	(6)	—		500,000	(8)	5,557,380
Disability	—		—		5,057,380	(6)	—		—		5,057,380
Retirement	—		—		2,264,993	(9)	—		—		2,264,993

Daniel J. Sullivan
Resignation for good reason or termination without cause	850,000	(4)	—		—		32,651	(7)	—		882,651
Change in control (no termination)	—		—		—	(5)	—		—		—
Resignation for good reason or termination without cause following a change in control	850,000	(4)	—		2,494,003	(5)	32,651	(7)	—		2,526,654
Death	—		—		2,494,003	(6)	—		500,000	(8)	2,994,003
Disability	—		—		2,494,003	(6)	—		—		2,494,003

(1)	Cash severance payments are made over 24 months.
(2)	Reflects a pro rata bonus for the year of termination based on actual performance.
(3)

Upon a resignation for good reason, Mr. Bull receives all of the cash severance payments in a lump sum. Upon a termination without cause, Mr. Bull receives half of the cash severance payments over a 6-month period and the remainder in a lump sum.

(4)

Represents cash severance payments equal to 12 months base salary, paid, in the case of Messrs. Jhunjhunwala and Sullivan, in a single lump sum, and in the case of Mr. Specter, in 12 equal monthly installments.

(5)

Represent the amounts of RSUs and PRSUs that would accelerate. For this purpose, we have assumed that RSUs will be assumed, converted or replaced by a buyer. RSUs do not accelerate automatically upon a change in control, if assumed by the buyer, but would accelerate on a subsequent termination without cause or resignation for good reason within two years following a change in control. Outstanding PRSUs accelerate upon a change in control as follows: (1) outstanding annual PRSU awards relating to operating income vest at target; and (2) outstanding annual PRSU awards relating to relative total shareholder return vest based on the greater of target or period-to-date performance (with respect to open performance periods) or based on actual results (with respect to completed performance periods). With respect to all outstanding PRSUs, the amount shown reflects the target level, as the entirety of those awards were subject to open performance periods as of January 31, 2026.

(6)

These amounts illustrate the treatment of RSUs and PRSUs in the event of death or termination due to disability. RSUs (including retention RSUs) become fully vested upon the executive’s death or disability. Outstanding PRSU awards vest at the target level (with respect to open performance periods) or based on actual results (with respect to completed performance periods). With respect to all outstanding PRSUs, the amount shown reflects the target level, as the entirety of those awards were subject to open performance periods as of January 31, 2026.

(7)

Ms. Park is entitled to monthly payments equal to the costs of continuation of her health and dental benefits for up to 18 months, while the remainder of the executives are entitled to up to 12 months.

(8)	This represents a lump sum death benefit under our life insurance program.
(9)

These amounts illustrate the treatment of RSUs and PRSUs in the event of eligible retirement. Starting in fiscal 2024, annual RSU and PRSU awards contain a retirement feature. Upon an eligible retirement, annual RSU awards vest in full and a pro-rata portion of annual PRSU awards vest at the target level (with respect to open performance periods) or based on actual results (with respect to completed performance periods). As of January 31, 2026, only Messrs. Bull and Specter had satisfied the age and service requirements for retirement eligibility. With respect to all outstanding PRSUs, the amount shown reflects the target level, as the entirety of those awards were subject to open performance periods as of January 31, 2026. Retention RSU awards do not include a retirement feature.

CEO Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the ratio of the total annual compensation of our median crew member as compared to the total annual compensation of our CEO.

Similar to prior years, we began by determining that we had 30,990 crew members as of November 1, 2025, excluding our CEO. To determine our median crew member, we used the consistently applied compensation measure of “gross pay” (which we define as base salary (or base wages, if an hourly crew member) paid in the applicable period, incentives paid in the applicable period (even if earned in a prior period) and equity incentive value realized (due to option exercise or RSU settlement) during the applicable period). We annualized pay for full-time regular crew commencing work in fiscal 2025 and used a valid statistical sampling methodology to provide a reasonable estimate of the median gross pay for the crew population considered. Then we identified crew who we expected were paid within a +/- 5% range of that value, based on our assumptions that the median crew member was likely to be within that group and that those within that group had substantially similar probabilities of being the median crew member. Next, we determined that our median crew member was a part-time sales associate from within that group. Finally, we determined that median crew member’s total compensation, using the same methodology used for our Named Executive Officers in the Summary Compensation Table, to be $5,982, as compared to our CEO’s total compensation of $10,814,084.

Based upon this methodology, we estimate that the ratio of CEO pay to median crew member pay for the applicable period is 1,807:1.

Pay Versus Performance Outcomes
Pursuant to Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation
S-K,
we are required to provide the following information about the relationship between “Compensation Actually Paid,” defined by the SEC and referred to below as “CAP,” and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis – Annual Incentive Bonus” and “Compensation Discussion and Analysis – Long-term Equity Incentive Compensation.”

									Value of Initial Fixed $100 Invested Based On:
Year (a)	SCT Total Compensation for PEO1 (1) (b)	SCT Total Compensation for PEO2 (1) (c)	SCT Total Compensation for PEO3 (1) (d)	Compensation Actually Paid to PEO1 (2) (e)	Compensation Actually Paid to PEO2 (2) (f)	Compensation Actually Paid to PEO3 (2) (g)	Average SCT Total Compensation for Other NEOs (3) (h)	Average Compensation Actually Paid to Other NEOs (4) (i)	Company TSR (5) (j)	Nasdaq US Benchmark Retail Index TSR (6) (k)	Net Income ($M) (7) (l)	Post Incentive Adjusted Operating Income ($M) (8) (m)
2025	—	—	$10,814,084	—	—	$18,884,883	$3,541,658	$7,374,674	$109.05	$192.12	$358.6	$471.4
2024	$8,104,417	$6,294,557	$1,204,010	($6,264,388)	$3,192,595	$1,097,162	$4,182,513	$1,789,718	$53.37	$178.38	$253.6	$325.8
2023	$10,185,354	—	—	$5,860,102	—	—	$2,916,152	$2,049,998	$103.06	$132.69	$301.0	$385.6
2022	$7,026,551	—	—	$10,728,894	—	—	$1,912,785	$2,722,276	$111.10	$96.92	$261.5	$345.0
2021	$9,047,922	—	—	$5,755,350	—	—	$2,492,862	$1,927,477	$90.39	$103.78	$278.8	$378.9

(1)
In these tables, PEO1, PEO2 and PEO3 refer to Mr. Anderson, Mr. Bull and Ms. Park, respectively. The dollar amounts reported in columns (b), (c) and (d) are the amounts of total compensation reported in the Summary Compensation Table for each of Mr. Anderson, Mr. Bull and Ms. Park in the year(s) that they served as our principal executive officer.

(2)	The dollar amounts reported in columns (e), (f) and (g) represent the amount of CAP to each of Mr. Anderson, Mr. Bull and Ms. Park in the year(s) that they served as our principal executive officer.
The following table reconciles the PEO3 Summary Compensation Table total to Compensation Actually Paid for fiscal year 2025:

Fiscal Year	Salary	Bonus and Non-Equity Incentive Compensation	Equity Compensation	All Other Compensation	Summary Compensation Table Total	(Deductions) from Summary Compensation Table(a)	Adjustments to Compensation Table Total(b)	Compensation Actually Paid
2025	$1,100,000	$2,750,000	$6,792,215	$171,869	$10,814,084	($6,792,215)	$14,863,014	$18,884,883

(a)	Represents the grant date fair value of equity awards reported in the “Stock Awards” column of the Summary Compensation Table for fiscal year 2025 (the “applicable fiscal year”).
(b)
The equity award adjustments for the applicable fiscal year include the addition (or subtraction, as applicable) of the following: (i) the fiscal year-end
fair value of any equity awards granted in the applicable fiscal year that are outstanding and unvested as of the end of the fiscal year; (ii) the amount of change as of the end of the applicable fiscal year (from the end of the prior fiscal year) in fair value of any awards granted in prior fiscal years that are outstanding and unvested as of the end of the applicable fiscal year; (iii) for awards that are granted and vest in the same applicable fiscal year, the fair value as of the vesting date; (iv) for awards granted in prior fiscal years that vest in the applicable fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for awards granted in prior fiscal years that are forfeited during the applicable fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The amounts deducted or added in calculating the equity award adjustments are as follows:

The following table reconciles the PEO3 Summary Compensation Table total to the PEO3’s Compensation Actually Paid for the applicable fiscal year:

Fiscal Year	Addition of Fair Value of Current Year Equity Awards at FYE	Fair Value of Awards Forfeited in Current FY	(Deductions) Additions for Change in Value of Prior Years’ Awards Unvested at FYE	Additions (Deductions) for Change in Value of Prior Years’ Awards That Vested in Fiscal Year	Equity Value Included in Compensation Actually Paid
2025	$14,001,904	$0	$465,911	$395,198	$14,863,014

The fair value or change in fair value, as applicable, of stock awards was determined by reference to (x) for RSU awards, the closing price of our common stock on the applicable measurement date, (y) for PRSU awards (excluding market-conditioned (relative
TSR-based)
PRSU awards), the closing price of our common stock on the applicable measurement date multiplied by the probability of achievement as of such date and (z) for market-conditioned PRSU awards, a Monte
Carlo
simulation with reference to the risk free rate, dividend yield and volatility assumptions as of the applicable measurement date.

(3)
The dollar amounts reported in column (h) represent the average of the amounts reported for the Company’s non-PEO
NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable fiscal year. For this purpose, the Company’s non-PEO
NEOs were as follows: (i) for fiscal 2025, Messrs. Bull, Hill, Sullivan, Specter and Jhunjhunwala, and Ms. Chipman, (ii) for fiscal 2024, Messrs. Bull, Hill, Romanko, Specter and Vellios, and Ms. Chipman; (iii) for fiscal 2023, Messrs. Bull, Hill, Romanko and Specter, and Ms. Chipman; and (iv) for fiscal 2022 and 2021, Messrs. Bull, Specter and Romanko, and Ms. Werthauser.

(4)	The following table reconciles the non-CEO NEO’s Average Summary Compensation Table total to Compensation Actually Paid for the applicable fiscal year:

Fiscal Year	Average Salary	Average Bonus and Non-Equity Incentive Compensation	Average Equity Compensation	Average All Other Compensation	Average Summary Compensation Table Total	Deductions from Summary Compensation Table (a)	Adjustments to Compensation Table Total (b)	Average Compensation Actually Paid
2025	$544,551	$981,250	$1,941,043	$74,815	$3,541,658	($1,941,043)	$5,774,059	$7,374,674

(c)	Represents the aggregate grant date fair value of equity awards reported in the “Stock Awards” column of the Summary Compensation Table for the applicable fiscal year.
(d)	The amounts deducted or added in calculating the total average equity award adjustments, using the same methodology as described in note 2(b) above, are as follows:
The following includes supplemental data for the additions and deductions resulting in the equity component of
Non-CEO
NEOs Average Compensation Actually Paid for fiscal year 2025:

Fiscal Year	Addition of Fair Value of Current Year Equity Awards at FYE	Fair Value of Awards Forfeited in Current FY	Additions (Deductions) for Change in Value of Prior Years’ Awards Unvested at FYE	Additions (Deductions) for Change in Value of Prior Years’ Awards That Vested in Fiscal Year	Equity Value Included in Compensation Actually Paid
2025	$4,267,214	($315,506)	$1,678,953	$143,399	$5,774,059

(5)	As used herein, “TSR” means cumulative total shareholder return, as calculated in accordance with SEC rules.
(6)
The peer group we used for this purpose is the Nasdaq US Benchmark Retail Index, the same index we use for purposes of our stock performance graph disclosure in our Form
10-K
pursuant to Item 201(e) of Regulation
S-K.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.
(8)
Post-Incentive Adjusted Operating Income is a
non-GAAP
measure used in our annual incentive program. See
Appendix
A-1
for how we define Post-Incentive Adjusted Operating Income and a reconciliation of post-incentive adjusted operating income to GAAP operating income.

Graphical Relationship between CAP and Performance Measures
The charts below illustrate the relationship between the CAP to the CEO and the Average CAP to the NEOs other than the CEO in fiscal years 2021, 2022, 2023, 2024 and 2025 to each of the Company’s (1) TSR, (2) net income, and (3) Post-Incentive Adjusted Operating Income, as well as the relationship between the Company’s TSR and the TSR of the Nasdaq US Benchmark Retail Index.

CAP vs. TSR
Compensation Actually Paid (000s)
TSR Return on Investment of $100
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
$210
$190
$170
$150
$130
$110
$90
$70
$50
2020
2021
2022
2023
2024
2025
$100.00
$100.00
$5,755
$103.78
$1,927
$90.39
$10,729
$111.10
$2,722
$96.92
$5,860
$103.06
$2,050
$132.69
$178.38
$3,193
$1,790
$1,097
-$6,264
$53.37
$192.12
$18,885
$7,375
$109.05
Comp. Actually Paid to PEO1
Comp. Actually Paid to PEO2
Comp. Actually Paid to PEO3
Avg. Comp. Actually Paid to Other NEOs
Company TSR
Nasdaq US Benchmark Retail Index TSR

CAP vs. Net Income
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
Compensation Actually Paid (000s)
$400
$350
$300
$250
$200
$150
$100
$50
$0
Net Income ($M)
$279
$262
$301
$254
$359
$5,755
$1,927
$10,729
$2,722
$5,860
$2,050
-$6,264
$3,193
$1,097
$1,790
$18,885
$7,375
2021
2022
2023
2024
2025
Comp. Actually Paid to PEO1
Comp. Actually Paid to PEO2
Comp. Actually Paid to PEO3
Avg. Comp. Actually Paid to Other NEOs
Net Income (GAAP)

CAP vs. Adj. Post Incentive Operating Income
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
Compensation Actually Paid (000s)
$500
$400
$300
$200
$100
$0
Adj. Post Incentive Op Income ($M)
$379
$345
$386
$326
$471
$5,755
$1,927
$10,729
$2,722
$5,860
$2,050
-$6,264
$3,193
$1,097
$1,790
$18,885
$7,375
2021
2022
2023
2024
2025
Comp. Actually Paid to PEO1
Comp. Actually Paid to PEO2
Comp. Actually Paid to PEO3
Avg. Comp. Actually Paid to Other NEOs
Post Incentive Op Income

Tabular List of Performance Measures
The most important financial performance measures used by the Company to link CAP for the most recently completed fiscal year to the Company’s performance are as follows:

•	Post-Incentive Adjusted Operating Income (as defined in Appendix A-1)

•	Net Sales

•	Relative TSR (the Company’s TSR as compared to the TSR of a peer group established by the talent and compensation committee)

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Policies Regarding Related Party Transactions

Our board of directors adopted a related party transaction policy for us. Pursuant to the related party transaction policy, we review all transactions with a dollar value in excess of $120,000 involving us in which any of our directors, director nominees, significant shareholders and executive officers and their immediate family members will be participants to determine whether such person has a direct or indirect material interest in the transaction. All directors, director nominees and executive officers will be required to promptly notify the Chair of the board of any proposed transaction involving us in which such person has a direct or indirect material interest. Such proposed transaction will then be reviewed by the audit committee to determine whether the proposed transaction is a related party transaction under our policy. In reviewing any related party transaction, the audit committee will determine whether or not to approve or ratify the transaction based on all relevant facts and circumstances, including the following:

•	the materiality and character of the related person’s interest in the transaction;

•	the commercial reasonableness of the terms of the transaction;

•	the benefit and perceived benefit, or lack thereof, to us;

•	the opportunity costs of alternate transactions; and

•	the actual or apparent conflict of interest of the related person.

In the event that any member of the audit committee is not a disinterested member with respect to the related party transaction under review, that member will be excluded from the review and approval or rejection of such related party transaction and another director may be designated to join the audit committee for purposes of such review. Whenever practicable, the reporting, review and approval will occur prior to entering into the transaction. If advance review and approval is not practicable, the audit committee will review and may, in its discretion, ratify the related party transaction. After any such review, the audit committee will approve or ratify the transaction based on a standard of whether the transaction is (a) in, or not inconsistent with, the best interests of us and our shareholders and (b) not in violation of our other policies or procedures. Our related party transaction policy is available on our website at http://investor.fivebelow.com, under the “Governance” section.

No related party transactions were identified during or subsequent to fiscal 2025 requiring review or approval under our related party transactions policy, and there are no related party transactions that are required to be reported in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our common stock as of April 17, 2026 by:

•	each person, or group of persons, who beneficially owns more than 5% of our capital stock;

•	each executive officer named in the summary compensation table;

•	each of our directors; and

•	all directors and executive officers as a group.

For further information regarding material transactions between us and certain of our shareholders, see “Certain Relationships and Related Party Transactions.”

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 17, 2026 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. Our calculation of the percentage of beneficial ownership is based on 55,294,929 shares of common stock outstanding as of April 17, 2026.

Unless otherwise indicated in the footnotes, the business address of each of the individuals named below is: c/o Five Below, Inc., 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Shareholders Not Listed Below:
BlackRock, Inc. (1)	4,955,682	9.0%

Named Executive Officers, Directors & Nominees:
Kathleen S. Barclay (2)	10,751	*
Karen Bowman (2)	4,570	*
Kenneth R. Bull	91,537	*
Kristy Chipman (3)	26,205	*
Michael F. Devine, III (4)	18,119	*
George Hill (5)	31,582	*
Amit Jhunjhunwala	24,396
Dinesh S. Lathi (2)	14,491	*
Robert Lynch	0	*
Richard L. Markee (2)	14,622	*
Winnie Y. Park	35,385	*
Thomas M. Ryan (6)	120,323	*
Ronald L. Sargent (7)	83,382	*
Eric M. Specter	45,176	*
Daniel J. Sullivan	16,075
Mimi E. Vaughn (2)	6,155	*
Zuhairah S. Washington (2)	7,432	*

All executive officers, directors and nominees as a group (19 persons) (2)(4)(6)(7)	530,164	0.96%

*	Less than 1%
(1)

BlackRock, Inc. is deemed to be the beneficial owner of 4,955,682 shares of our common stock, which includes shares that are held or may be deemed to be beneficially owned by the following entities: BlackRock Life Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors or BlackRock Fund Managers Ltd. BlackRock, Inc. has sole voting power over 4,817,793 shares and sole dispositive power over 4,955,682 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001. This information is as disclosed in Amendment No. 10 to its Schedule 13G filed with the SEC on January 25, 2024.

(2)	Includes 1,389 restricted stock units that will vest within 60 days of April 17, 2026.
(3)	Information is based on the amount of securities beneficially owned by Ms. Chipman as of June 6, 2025, the date her employment with the Company ceased.
(4)	Includes 2,579 restricted stock units that will vest within 60 days of April 17, 2026.
(5)	Information is based on the amount of securities beneficially owned by Mr. Hill as of February 3, 2026, the date his employment with the Company ceased.
(6)

Includes 1,389 restricted stock units that will vest within 60 days of April 17, 2026. Includes 117,545 shares of our common stock held in a trust of which Mr. Ryan is the trustee or otherwise has or shares voting and investment power.

(7)

Includes 1,389 restricted stock units that will vest within 60 days of April 17, 2026. Includes 73,674 shares of our common stock owned by Sargent Family Investment, LLC. Mr. Sargent, a member and the sole manager of Sargent Family Investment, LLC, exercises voting and investment power over the shares beneficially owned by Sargent Family Investment, LLC. Includes 2,686 shares of our common stock owned by Sargent Family Foundation, a charitable foundation. Mr. Sargent, as a trustee, has investment and voting power over the shares held by Sargent Family Foundation.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information Table (as of January 31, 2026)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights (b)(2) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders	711,605	—	3,334,012	(3)
Equity compensation plans not approved by securityholders	—	—	—
Total	711,605	—	3,334,012

(1)

The amount in this column includes outstanding RSUs and PRSUs, but excludes purchase rights under the ESPP. For this purpose, PRSUs are counted at maximum. As of the end of fiscal 2025, the number of shares underlying awards was 711,605.

(2)	Neither the RSUs or the PRSUs are taken into account in column (b), as those award types do not have an exercise price.
(3)

Includes 2,898,108 shares that were available for future issuance under the 2022 Plan and 435,904 shares that were available for issuance under the ESPP. An aggregate of 9,908 shares of common stock were purchased under the ESPP in fiscal 2025. For purposes of determining the availability of shares under the 2022 Plan, outstanding PRSUs were counted at maximum. No future grants may be made under the 2016 Plan, and therefore there are no shares remaining available for future issuance thereunder reflected in column (c).

PROPOSAL 1

ELECTION OF DIRECTORS

At our Annual Meeting, shareholders will elect nine directors, in each case to hold office for a one-year term, until our 2027 annual meeting of shareholders. Nominees were recommended and approved for nomination by our nominating and corporate governance committee. The directors shall serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or will not serve as a director.

Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted FOR the election of the ten nominees recommended by our board of directors, unless you mark the proxy in such a manner as to vote AGAINST or ABSTAIN with respect to one or more nominees. See “What if I don’t vote for some of the items listed on my proxy card or voting instruction card?” on page 5 of this Proxy Statement if you hold your shares in street name through a bank, broker, or other intermediary.

Each of the following individuals is being nominated for election to our board of directors: Winnie Y. Park, Karen Bowman, Michael F. Devine, III, Dinesh S. Lathi, Robert Lynch, Richard L. Markee, Ronald L. Sargent, Mimi E. Vaughn, and Zuhairah S. Washington. Please see the discussion under “Board of Directors” in this Proxy Statement for information concerning each of our nominees for director.

Required Vote

Our bylaws provide for a majority voting standard for the uncontested election of directors. Under this voting standard, once a quorum has been established, any of the nine nominees receiving more FOR votes than AGAINST votes will be elected as a director to serve until the 2027 annual meeting of shareholders and until their successors are duly elected and qualified.

In the event an incumbent director does not receive the required vote for election to the board of directors, such director is required to tender his or her resignation to the nominating and corporate governance committee. The nominating and corporate governance committee shall consider such resignation in accordance with its charter and make a recommendation to the board of directors as to whether or not to accept such resignation. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the nine nominees named in this Proxy Statement.

The board of directors recommends a vote FOR the election of each of the nominated directors.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending January 30, 2027. The Company is not required by its bylaws or applicable law to submit the appointment of KPMG LLP for shareholder approval. However, as a matter of good corporate governance, the board of directors has determined to submit the audit committee’s appointment of KPMG LLP as our independent registered public accounting firm to shareholders for ratification. If shareholders do not ratify the appointment of KPMG LLP, the audit committee may consider the appointment of another independent registered public accounting firm. In addition, even if shareholders ratify the audit committee’s selection, the audit committee, in its discretion, may appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and our shareholders.

Required Vote

The affirmative vote of a majority of votes cast is required to approve the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2027.

The board of directors recommends that you vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2027.

A representative of KPMG LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.

Fee Information

The following table sets forth fees in connection with services rendered by KPMG LLP, the Company’s independent registered public accounting firm, for fiscal 2025 and fiscal 2024.

	Fiscal Year 2025	Fiscal Year 2024
Audit Fees	$1,552,600	$1,242,471
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,552,600	$1,242,471

Audit Fees

Audit fees include fees for professional services rendered in connection with the annual audit of the Company’s financial statements, the audit of the Company’s internal control over financial reporting for fiscal 2025, and the review of the Company’s interim financial statements included in quarterly reports, as well as fees for services that generally only the independent registered public accounting firm can be reasonably expected to provide, including comfort letters, consents, and review of registration statements filed with the SEC.

Audit-Related Fees

There were no amounts billed for audit-related fees during fiscal 2025 or fiscal 2024.

Tax Fees

There were no amounts billed for tax fees during fiscal 2025 or fiscal 2024.

All Other Fees

There were no amounts billed for other fees during fiscal 2025 or fiscal 2024.

Audit Committee Pre-Approval Policies and Procedures

Under our audit committee’s charter, the audit committee must pre-approve all audit and other permissible non-audit services proposed to be performed by the Company’s independent registered public accounting firm. The audit committee is not authorized to delegate the pre-approval of permitted non-audit services to management. The audit committee approved a pre-approval policy for services provided by the independent registered public accounting firm. Under the policy, our audit committee has pre-approved the provision by the independent registered public accounting firm of certain services that fall within specified categories. Any services exceeding pre-approved cost levels or budgeted amounts, or any services that fall outside of the general pre-approved categories, require specific pre-approval by the audit committee. If the audit committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to the audit committee at its next scheduled meeting.

There were no non-audit services provided by our independent registered public accounting firm during fiscal 2025 or fiscal 2024.

PROPOSAL 3

ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, develop, motivate, and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal 2025 compensation of our Named Executive Officers.

We are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

In accordance with the requirements of Section 14A of the Exchange Act (which were added by the Dodd-Frank Act) and the related rules of the SEC, our board of directors will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved, on an advisory, non-binding basis.

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the talent and compensation committee or our board of directors. Our board of directors and our talent and compensation committee value the opinions of our shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the talent and compensation committee will evaluate whether any actions are necessary to address those concerns. The Company currently conducts a Say-on-Pay vote annually.

The board of directors unanimously recommends a vote FOR the advisory (non-binding) approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion that accompanies the compensation tables.

PROPOSAL 4

SHAREHOLDER PROPOSAL – SIMPLE MAJORITY VOTE IN COMPANY’S GOVERNANCE DOCUMENTS

In accordance with SEC rules, we have set forth below a shareholder proposal, along with a supporting statement, submitted by The Accountability Board Inc. The Accountability Board Inc., whose address is 401 Edgewater Place, Suite 600, Wakefield, MA 01880, has continuously held at least $25,000 in market value of the Company’s securities entitled to vote on the proposal for at least one year. The shareholder proposal will be required to be voted upon at the Annual Meeting only if properly presented.

RESOLVED: Shareholders ask that our board take the steps necessary so that any voting requirement in our governing documents calling for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws.

DEAR FELLOW SHAREHOLDERS:

Five Below’s governing documents include ultra-high “supermajority” voting requirements, preventing shareholders from making potentially advantageous governance policy amendments without the affirmative vote of 80% of all outstanding votable shares.

Such requirements are widely viewed as poor governance as they diminish board accountability and inhibit shareholder rights. Further, they can disadvantageously have the effect of discouraging tender offers and of entrenching management regardless of performance.

Indeed, if action is good for the company, the Board should make its case to shareholders and seek majority approval; if it cannot make its case, shareholders should be able to meaningfully exercise their rights to stop such action. Thus, we believe all matters permitted by law to be approved via simple majority should be presented to shareholders without heightened barriers.

Glass Lewis agrees, concluding that “a simple majority is appropriate to approve all matters presented to shareholders.” Institutional Shareholder Services (ISS), which supports eliminating supermajority requirements, calls them “materially adverse to shareholder rights.” And major asset managers like BlackRock and Vanguard also generally support reducing or eliminating supermajority requirements.

Further, just some of the major companies whose recent proxy statements tout their lack of supermajority voting provisions: 3M, Allstate, BJ’s Wholesale, BNY Mellon, Boeing, Capital One, Chevron, CVS, Danaher, Darden, Dow, Ebay, FedEx, Ford, GE, GM, GoDaddy, Goldman Sachs, Hershey, IBM, Jack in the Box, Johnson & Johnson, JPMorgan Chase, Korn Ferry, Lockheed Martin, McKesson, Motorola Solutions, Nasdaq, PG&E, Quest Diagnostics, Salesforce, United Airlines, Walmart, Western Union, and Wendy’s.

Given the broad-ranging support for simple majority voting requirements, it’s perhaps unsurprising that proposals on this topic have passed in landslide votes at other companies.

Just a few examples of companies where supermajority proposals filed by shareholders but opposed by management have overwhelmingly passed include Tesla, McDonald’s, Staples, Netflix, Kellogg, Hess, UNFI, FirstEnergy, and Walgreen’s.

Based on the foregoing, we believe support for this request is clearly warranted. Thank you.

The Board of Director’s Statement in Opposition

Our board of directors unanimously recommends that the shareholders vote AGAINST Proposal 4 for the reasons set forth below.

Our board of directors has carefully considered this shareholder proposal in light of the Company’s business, shareholder base, and existing governance framework. For the reasons described below, we believe that adopting this proposal is not in the best interests of the Company or its shareholders.

1. The proposal’s approach risks unintended consequences

The proposal does not specify the provisions that the shareholder proponent is seeking to change. Our board of directors and our nominating and corporate governance committee do not believe that the elimination of all supermajority voting requirements and the imposition of a blanket “majority of votes cast” or “simple majority in compliance with applicable laws” standard would be in the best interests of our shareholders. The proposal’s request does not take into account the individual function of each affected provision, how the proposed change in voting requirements would apply to each provision it impacts, or how, in turn, each modified provision would interact with Pennsylvania corporate law and with other provisions of our Articles of Incorporation and Bylaws (the “Governance Documents”).

Implementing such a mandate across multiple provisions could create uncertainty and unintended consequences, including creating uncertainty about how certain provisions operate in practice and the need for additional amendments or clarifications in the future.

The board of directors believes it is preferable to maintain the flexibility to consider any potential changes to voting standards in a targeted and deliberate fashion.

2. Our supermajority provisions provide important protection for all shareholders in key governance matters

The supermajority voting provisions in our Governance Documents are limited in number and scope and apply only to defined governance matters that the board of directors believes warrant a higher level of shareholder support, such as specified amendments to particular provisions of our Governance Documents. These provisions relate to the basic framework by which the Company is governed and how certain shareholder rights and board responsibilities are structured over the long term.

For these types of decisions, the board of directors believes it is appropriate to require more than a bare majority of the shares present and voting. Our supermajority requirements:

•	Help ensure that significant changes to our core governance framework are made only when there is broad consensus among shareholders; and

•	Support stability and predictability in the Company’s governing arrangements, which the board of directors believes benefits all shareholders over time.

As a growth-oriented specialty retailer operating in a dynamic and competitive environment, the Company may from time to time face evolving market, strategic and governance pressures. The board of directors believes that maintaining higher-than-simple-majority standards for a limited set of important governance provisions helps deter opportunistic efforts to alter the Company’s basic governance framework without broad shareholder support. The board of directors believes that these protections serve the long-term interests of all shareholders, including long-term and minority investors.

3. Our overall governance framework is already shareholder-friendly and balanced

The Company’s board of directors has adopted, and continues to evaluate, a number of corporate governance practices designed to promote accountability, transparency and alignment with shareholders. These include, among other things:

•	Annual election of all directors and a non-classified (non-staggered) board;

•	Majority voting in uncontested director elections;

•	Independent board leadership and fully independent key committees;

•	Skills-based director recruitment;

•	Meaningful executive stock ownership guidelines, including hold-until-met requirements that further align management’s interests with those of shareholders;

•	Robust clawback policies applicable to executive officers and other senior leaders, covering both financial restatements and specified misconduct; and

•	Strict prohibitions on hedging, pledging, short sales, margin purchases and other speculative transactions in Company stock by insiders.

Within this overall framework, the limited supermajority provisions in our Governance Documents function as one targeted safeguard for a limited set of key governance and structural protections. They do not prevent shareholders from exercising meaningful influence over the Company’s strategic direction, board composition or ordinary course governance.

The board of directors will continue to review our governance arrangements, including voting standards, in light of evolving best practices, shareholder feedback and Pennsylvania law. However, we do not believe that eliminating all supermajority provisions through this broad shareholder proposal would enhance our already strong governance or advance the best interests of our shareholders.

For all of these reasons, the board of directors believes that this proposal is not in the best interests of the Company or its shareholders and recommends that you vote AGAINST the shareholder proposal requesting a simple majority vote.

If approved at the Annual Meeting, the shareholder proposal would not automatically eliminate the supermajority vote requirements contained in our Governance Documents. In order to eliminate such requirements, the board of directors would need to recommend formal amendments to our Governance Documents. In accordance with our Governance Documents, such amendments would need to be approved at a subsequent meeting of shareholders. Therefore, a vote in favor of the shareholder proposal would constitute a recommendation that the Board initiate this amendment process.

OTHER MATTERS

Our board of directors does not presently intend to bring any other business before the meeting, and, so far as is known to our board of directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2027 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2027 annual meeting of shareholders must be received by us no later than January 1, 2027 and must comply with the requirements of the proxy rules promulgated by the SEC.

In accordance with our current bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2027 annual meeting of shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our bylaws, (a) not prior to March 18, 2027 nor later than April 17, 2027 or (b) in the event that the 2027 annual meeting of shareholders is held prior to May 17, 2027 or after August 15, 2027, notice by the shareholder must be so received not earlier than the 90th day prior to the 2027 annual meeting of shareholders and not later than the later of the 60th day prior to the 2027 annual meeting of shareholders or the 15th day following the day on which public announcement of the date of the meeting is first made. Shareholder proposals should be addressed to our Corporate Secretary, Five Below, Inc., 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 17, 2027.

ANNUAL REPORT TO SHAREHOLDERS

Our 2025 Annual Report has been posted, and is available without charge, on our corporate website at http://investor.fivebelow.com in the “Financial Information” section. For shareholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our 2025 Annual Report. For shareholders receiving a printed copy of this Proxy Statement, a copy of our 2025 Annual Report has also been provided to you (including the financial statements and the financial statement schedules but excluding the exhibits thereto). In addition, we will provide, without charge, a copy of our 2025 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common stock. Requests can be made by writing to Corporate Secretary, c/o Five Below, Inc., 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2025 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2025 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail, c/o Five Below, Inc., 701 Market Street, Suite 300, Philadelphia, Pennsylvania 19106 or by phone at (215) 546-7909. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2025 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above.

If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of this Proxy Statement or the 2025 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s common stock sharing an address.

Appendix A-1

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

Reconciliation of operating income, as reported, to three-year cumulative adjusted operating income (measure used for 2023 PRSU Awards)

	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	January 31, 2026	February 1, 2025	February 3, 2024
Operating income, as reported	$457,399	$323,817	$385,571
Adjustments:
Unreimbursed expenses incurred in a public offering of Company securities	—	—	—
Acquisition transaction costs	—	—	—
Income/expense incurred due to a change in accounting principles	—	—	—
External expenses incurred during start-up period of a “new business venture”	—	—	—
Legal fees, settlement amounts and related expenses incurred in connection with specified litigation	—	1,976	—
Other adjustments approved by the compensation committee	—	—	—

Adjusted operating income	$457,399	$325,793	$385,571

Cumulative Three-Year Adjusted Operating Income			$1,168,763

Reconciliation of operating income, as reported, to post-incentive adjusted operating income (measure used for 2025 Annual Incentive Program)

Fifty-Two Weeks Ended
January 31, 2026
Operating income, as reported	$457,399
Adjustments:
Unreimbursed expenses incurred in a public offering of Company securities	—
Acquisition transaction costs	—
Income/expense incurred due to a change in accounting principles	—
External expenses incurred during start-up period of a “new business venture”	—
Legal fees, settlement amounts and related expenses incurred in connection with specified litigation	$11,517
Certain nonrecurring or non-cash items	—
Other adjustments approved by the compensation committee	—

Post-Incentive adjusted operating income	$468,916

A-1

Reconciliation of net sales, as reported, to change in comparable sales (measure used for special 2024 PRSU Awards to Mr. Bull )

	YTD Q2 Fiscal 2025	YTD Q2 Fiscal 2024 Baseline
Net sales, as reported	$1,997,374	$1,641,932
Adjustments:
Non-comparable sales as of YTD Q2 fiscal 2025 (a)	$275,003	$73,078

Comparable sales	$1,722,371	$1,568,854

Change in comparable sales (b)		9.8%

(a)	For this purpose, “non-comparable sales” are net sales that are not “comparable sales.”

“Comparable sales” are net sales from “comparable stores” and e-commerce sales.

“Comparable stores” are stores that have been open for at least 15 full months from their opening date, including the following:

•	Stores that have been remodeled while remaining open;

•	Stores that have been relocated within the same trade area, to a location that is not significantly different in size, in which the new store opens at about the same time as the old store closes; and

•	Stores that have expanded, but are not significantly different in size, within their current locations.

For stores that are relocated or expanded, the following periods are excluded when calculating comparable sales:

•	The period beginning when the closing store receives its last merchandise delivery from one of our shipment centers through:

•	the last day of the fiscal year in which the store was relocated or expanded (for stores that increased significantly in size); or

•	the last day of the fiscal month in which the store re-opens (for all other stores); and

•

The period beginning on the first anniversary of the date the store received its last merchandise delivery from one of our shipment centers through the period ending on the first anniversary of the date the store re-opened.

Comparable sales exclude the 53rd week of sales for 53-week fiscal years. In the 52-week fiscal year subsequent to a 53-week fiscal year, we exclude the sales in the non-comparable week from the same-store sales calculation. Due to the 53rd week in fiscal 2023, comparable sales for fiscal 2024 are reported on a restated calendar basis. Reference to the “restated calendar” is based on using the National Retail Federation’s restated calendar comparing similar weeks, which are the fifty-two weeks from February 4, 2024 to February 1, 2025, as compared to the fifty-two weeks from February 5, 2023 to February 3, 2024.

(b)	“Change in comparable sales” is YTD Q2 fiscal 2025 comparable sales divided by the YTD Q2 fiscal 2024 baseline, minus one.

A-2

SCAN TO FIVE BELO , INC. VIE MATERIALS & VOTE 701 MARKET STREET SUITE 300 VOTE BY INTERNET PHILADELPHIA, PA 19106 Before The Meeting—Go to .proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand hen you access the ebsite and follo the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting You must register in advance to attend the meeting by visiting the “Attend a Meeting” link at .proxyvote.com. During the meeting—Go to https:// .virtualshareholdermeeting.com/FIVE2026 You may attend the meeting via the internet and vote during the meeting. Have your proxy card in hand hen you access the ebsite and follo the instructions provided on the ebsite. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you ould like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follo the instructions above to vote using the Internet and, hen prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand hen you call and then follo the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope e have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes ay, Edge ood, NY 11717. TO VOTE, MARK BLOCKS BELO IN BLUE OR BLACK INK AS FOLLO S: V93364-P48057 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY HEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FIVE BELO , INC. The Board of Directors recommends you vote FOR the follo ing: 1. Election of Directors Nominees: For Against Abstain 1a. Karen Bo man ! ! ! The Board of Directors recommends you vote FOR For Against Abstain proposals 2 and 3. 1b. Michael F. Devine, III ! ! ! 2. To ratify the appointment of KPMG LLP as the Company’s ! ! ! independent registered public accounting firm for the current fiscal year ending January 30, 2027. 1c. Dinesh S. Lathi ! ! ! 3. To approve, by non-binding advisory vote, the Company’s 1d. Robert Lynch ! ! ! ! ! ! Named Executive Officer compensation. 1e. Richard L. Markee ! ! ! Board of Directors recommends you to vote AGAINST For Against Abstain proposal 4. 1f. innie Y. Park ! ! ! 4. Shareholder proposal requesting that provisions in the ! ! ! Company’s governance documents requiring greater 1g. Ronald L. Sargent than a simple majority shareholder vote be changed to ! ! ! a simple majority vote standard. 1h. Mimi E. Vaughn ! ! ! 1i. Zuhairah S. ashington ! ! ! NOTE: The shares represented by this proxy, hen properly executed, ill be voted in the manner directed herein by the undersigned. If no direction is made, this proxy ill be voted FOR the election of the nominees listed under proposal 1 above, FOR proposals 2 and 3 and AGAINST proposal 4. If any other matters properly come before the meeting, the persons named in this proxy ill vote in their discretion. Please sign exactly as your name(s) appear(s) hereon. hen signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint o ners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN ITHIN BOX] Date Signature (Joint O ners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at .proxyvote.com. V93365-P48057 FIVE BELO , INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS June 16, 2026 The undersigned hereby appoints Daniel J. Sullivan and Kristen D. Han, or either of them, as proxies, each ith the po er to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Five Belo , Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held online at https:// .virtualshareholdermeeting.com/FIVE2026 at 8:00 a.m., Eastern Time on June 16, 2026 and at any adjournment or postponement thereof. THIS PROXY, HEN PROPERLY EXECUTED, ILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY ILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side